     As Filed with the Securities and Exchange Commission on April 13, 1998


                                                       Registration No. 333-6011

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         POST-EFFECTIVE AMENDMENT NO. 2

      THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA, FORMERLY
                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

               116 Huntington Avenue, Boston, Massachusetts 02116
                                 (617) 266-6008
   (Address of Registrant's Principal Executive Offices and Telephone Number)

                                                  (Primary Standard Industrial
          (I.R.S. Employer Number)                Classification Code Number)
                        22-2265014                           6312

                               James D. Gallagher
                          Vice President, Secretary and
                                 General Counsel
                   The Manufacturers Life Insurance Company of
                                  North America
                                73 Tremont Street
                           Boston, Massachusetts 02108
                                 (617) 266-6004
                     (Name and Address of Agent for Service)


                                    Copy to:
                              J. Sumner Jones, Esq.
                              Jones & Blouch L.L.P.
                        1025 Thomas Jefferson Street N.W.
                               Washington DC 20007

            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
                  CROSS REFERENCE TO ITEMS REQUIRED BY FORM S-1



Form S-1 Item No. and Caption                                Prospectus Heading
-----------------------------                                ------------------
1.  Forepart of the Registration Statement and Outside       Cover Pages
    Front Cover of Prospectus

2.  Inside Front and Outside Back Cover Pages of             Cover Pages
    Prospectus

3.  Summary Information, Risk Factors and Ratio of           Summary
    Earnings to Fixed Charges

4.  Use of Proceeds                                          The Manufacturers Life Insurance Company of North
                                                             America

5.  Determination of Offering Price                          Not Applicable

6.  Dilution                                                 Not Applicable

7.  Selling Security Holders                                 Not Applicable

8.  Plan of Distribution                                     The Manufacturers Life Insurance Company of North
                                                             America - Distribution of the Contract

9.  Description of Securities to be Registered               Description of the Contract, Reinsurance and
                                                             Guarantees, The Manufacturers Life Insurance Company of
                                                             North America

10. Interests of Named Experts and Counsel                   Not Applicable

11. Information with Respect to the Registrant               The Manufacturers Life Insurance Company of North
                                                             America

12. Disclosure of Commission Position on Indemnification     Not Applicable
    for Securities Act Liabilities

                                     PART I



                      INFORMATION REQUIRED IN A PROSPECTUS

--------------------------------------------------------------------------------
Annuity Service Office                                     Mailing Address
116 Huntington Avenue                                      Post Office Box 9230
Boston, Massachusetts 02116                                Boston, Massachusetts

(617) 266-6004                                             02205-9230

(800) 344-1029
--------------------------------------------------------------------------------

            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA

                             DEFERRED FIXED ANNUITY
                                    CONTRACT
                                NON-PARTICIPATING

         This Prospectus describes Venture Market Value Adjusted Annuity ("Venture MVA"), a single payment deferred fixed annuity contract, offered by The Manufacturers Life Insurance Company of North America, formerly, North American Security Life Insurance Company, (the "Company"), a stock life insurance company the ultimate parent of which is The Manufacturers Life Insurance Company ("Manulife").


         The Prospectus describes both an individual deferred annuity contract and a participating interest in a group deferred annuity contract. Both are designed and offered to provide retirement income pursuant to either non-qualified retirement plans or plans qualifying for special income tax treatment under the Internal Revenue Code.


         Participation in a group contract will be separately accounted for by the issuance of a certificate evidencing the owner's interest under the contract. Ownership of an individual contract is evidenced by the issuance of an individual annuity contract. The certificate and individual annuity contract are hereafter referred to as the "contract."

         The purchase payment is paid to the Company at its Annuity Service Office. The minimum purchase payment for a contract is $5,000. The maximum purchase payment accepted without prior approval of the Company is $500,000. The purchase payment is allocated to the guarantee period designated by the contract owner. Additional purchase payments for a contract will not be accepted. Additional contracts may, however, be purchased at the then prevailing rates and terms.

PLEASE READ THIS PROSPECTUS CAREFULLY AND KEEP IT FOR FUTURE REFERENCE. IT CONTAINS INFORMATION ABOUT THE FIXED ACCOUNT AND THE CONTRACT THAT A PROSPECTIVE PURCHASER SHOULD KNOW BEFORE INVESTING.

BECAUSE OF THE MARKET VALUE ADJUSTMENT PROVISION OF THE CONTRACT, THE CONTRACT OWNER BEARS THE INVESTMENT RISK THAT THE GUARANTEED INTEREST RATES OFFERED BY THE COMPANY AT THE TIME OF WITHDRAWAL, TRANSFER OR THE START OF ANNUITY PAYMENTS MAY BE HIGHER THAN THE GUARANTEED INTEREST RATE APPLIED TO THE CONTRACT WITH THE RESULT THAT THE AMOUNT RECEIVED UPON WITHDRAWAL, TRANSFER OR ANNUITIZATION MAY BE REDUCED BY THE MARKET VALUE ADJUSTMENT AND MAY BE LESS THAT THE ORIGINAL INVESTMENT IN THE CONTRACT.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THESE SECURITIES ARE NOT DEPOSITS WITH, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR ANY AFFILIATE THEREOF, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.


                    The date of the Prospectus is May 1, 1998

                              AVAILABLE INFORMATION


         Commencing with the offering of the securities described in this Prospectus, The Manufacturers Life Insurance Company of North America became subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the "1934 Act") and in accordance therewith files reports and other information with the SEC. Such reports and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Offices located at 75 Park Place, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials also can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC which is located at http://www.sec.gov.



         A registration statement has been filed with the SEC under the Securities Act of 1933, as amended, (the "1933 Act") with respect to the contracts discussed in the Prospectus. Not all the information set forth in the registration statement, amendments and exhibits thereto has been included in this Prospectus. Statements contained in this Prospectus concerning the content of the contracts and other legal instruments are only summaries. For a complete statement of the terms of these documents, reference should be made to the instruments filed with the SEC. The Registration Statements and the exhibits thereto may be inspected and copied, and copies can be obtained at the prescribed rates, in the manner set forth in the preceding paragraph.

         TABLE OF CONTENTS

SPECIAL TERMS ...........................................................................        4
SUMMARY .................................................................................        6
DESCRIPTION OF THE CONTRACT .............................................................        8
         ELIGIBLE GROUPS FOR GROUP ANNUITY CONTRACT .....................................        8
         ACCUMULATION PROVISIONS ........................................................        8
         Purchase Payments ..............................................................        8
         Guarantee Periods ..............................................................        8
         Transfers Among Guarantee Periods ..............................................        9
         Telephone Transactions .........................................................        9
         Renewals .......................................................................        9
         Withdrawals ....................................................................        9
         Death Benefit Before Maturity Date .............................................       10
         ANNUITY PROVISIONS .............................................................       11
         General ........................................................................       11
         Annuity Options ................................................................       11
         Death Benefit on or After Maturity Date ........................................       12
         OTHER CONTRACT PROVISIONS ......................................................       12
         Ten Day Right to Review ........................................................       12
         Ownership ......................................................................       13
         Beneficiary ....................................................................       13
         Annuitant ......................................................................       13
         Modification ...................................................................       13
         Company Approval ...............................................................       14
         Discontinuance of New Owners ...................................................       14
         MARKET VALUE ADJUSTMENT ........................................................       14
         CHARGES AND DEDUCTIONS .........................................................       15
         Withdrawal Charge ..............................................................       15
         Reduction or Elimination of Withdrawal Charge ..................................       15
         Taxes ..........................................................................       16
         Administration Fee .............................................................       16
REINSURANCE .............................................................................       16
THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH
AMERICA .................................................................................       17
         Description of Business ........................................................       17
         Management Discussion & Analysis ...............................................       17
         Selected Financial Data ........................................................       23
         Officers and Directors of the Company ..........................................       24
         Executive Compensation .........................................................       26
         The Manufacturers Life Insurance Company of North America Separate Account D ...       28
         Distribution of the Contract ...................................................       28
         Legal Proceedings ..............................................................       28
         Confirmation Statements ........................................................
         Legal Matters ..................................................................       29
         Independent Auditors ...........................................................       29
         Notices and Reports to Contract Owners .........................................       29
         Contract Owner Inquiries .......................................................       29
FEDERAL TAX MATTERS .....................................................................       29
         Introduction ...................................................................       29
         Taxation of Annuities in General ...............................................       30
         Qualified Retirement Plans .....................................................       32
         Federal Income Tax Withholding .................................................       34
GENERAL MATTERS .........................................................................       34
         Restrictions Under the Texas Optional Retirement Program .......................       34
APPENDIX A - EXAMPLES OF CALCULATION OF WITHDRAWAL CHARGE ...............................       35
APPENDIX B - MARKET VALUE ADJUSTMENT EXAMPLES ...........................................       36
APPENDIX C - STATE PREMIUM TAXES ........................................................       38
FINANCIAL STATEMENTS OF THE COMPANY .....................................................       39

                                  SPECIAL TERMS

Annuitant                                Any individual person or persons whose
                                         life is used to determine the duration
                                         of annuity payments involving life
                                         contingencies. The Annuitant is as
                                         designated on the contract or
                                         certificate specifications page or in
                                         the application, unless changed.

Annuity Option One of several alternative methods by which payment of the proceeds may be made.


Annuity Service Office                   The annuity service office of the
                                         company is P.O. Box 9230, Boston
                                         Massachusetts 02205-9230.


Beneficiary                              The person, persons, or entity to whom
                                         the death benefit proceeds are payable
                                         following the death of the owner, or in
                                         certain circumstances, an annuitant.

Certificate                              For a group contract, the documents
                                         issued to each owner which summarizes
                                         the rights and benefits of the owner
                                         under the contract.

Company                                  The Manufacturers Life Insurance
                                         Company of North America.

Contingent                               The person, persons or entity who
Beneficiary                              becomes the beneficiary if the
                                         beneficiary is not alive.

Contract For an individual contract, the individual annuity contract. For a group contract, the certificate evidencing a participating interest in the group annuity contract. Any reference in this prospectus to "contract" includes the underlying group annuity contract.

Contract                                 For an individual contract, the
Anniversary                              anniversary of the contract date. For a
                                         group contract, the anniversary of the
                                         date of issue of a certificate under
                                         the contract.

Contract Date                            In the case of an individual annuity
                                         contract, the date of issue of the
                                         contract as designated on the contract
                                         specifications page. In the case of a
                                         group annuity contract, the effective
                                         date of participation under the group
                                         annuity contract as designated in the
                                         certificate specifications page.

Contract Value                           The contract value is the sum of the
                                         net purchase payment and accrued
                                         interest, less the sum of any
                                         withdrawals and any administration fee,
                                         adjusted for any transfer market value
                                         adjustment.

Contract Year                            The period of twelve consecutive months
                                         beginning on the contract date,
                                         certificate date in the case of a group
                                         contract, or any anniversary
                                         thereafter.

Code                                     The Internal Revenue Code of 1986, as
                                         amended.

Due Proof of Death                       Due Proof of Death is required upon the
                                         death of the owner or annuitant, as
                                         applicable. One of the following must
                                         be received at the Annuity Service
                                         Office:

                                              (a)    A certified copy of a death
                                                     certificate;

                                              (b)    A certified copy of a
                                                     decree of a court of
                                                     competent jurisdiction as
                                                     to the finding of death; or

                                              (c)    Any other proof
                                                     satisfactory to the
                                                     Company.

                                         Death benefits will be paid within 7
                                         days of receipt of due proof of death
                                         and all required claim forms by the
                                         Company's Annuity Service Office.

Fixed Account                            The Manufacturers Life Insurance
                                         Company of North America Separate
                                         Account D, formerly, NASL Fixed
                                         Account, which is a separate account of
                                         the Company.

Fixed Annuity                            An annuity option with payments which
                                         are predetermined and guaranteed as to
                                         dollar amount.

General Account                          All of the assets of the Company other
                                         than assets in separate accounts.

Group Holder                             In the case of a group annuity
                                         contract, the person, persons or entity
                                         to whom the contract is issued.

Gross Withdrawal Value                   The portion of the contract value
                                         specified by the owner for a full or
                                         partial withdrawal. Such amount is
                                         determined prior to the application of
                                         any withdrawal charge, annual
                                         administration fee and market value
                                         adjustment.

Initial Guarantee Period                 The period of time during which the
                                         initial guaranteed interest rate is in
                                         effect.

Initial Guaranteed Interest Rate         The compound annual rate used to
                                         determine the interest earned on the
                                         net purchase payment during the initial
                                         guarantee period.

Market Value Adjustment                  An adjustment to amounts that are
                                         withdrawn, transferred or annuitized
                                         prior to the end of the guarantee
                                         period. It may increase or decrease the
                                         amount available for transfer,
                                         withdrawal or annuitized.

Maturity Date                            The date on which annuity benefits
                                         commence. It is the date specified on
                                         the contract specifications page,
                                         unless changed.

Net Purchase Payment                     The purchase payment less the amount of
                                         premium tax, if any, deducted from the
                                         payment.


Non-Qualified Certificates               Certificates issued under Non-Qualified
                                         Contracts.


Non-Qualified Contracts                  Contracts which are not issued under
                                         Qualified Plans.

Owner or                                 In the case of an individual contract,
Contract Owner                           the person, persons or entity entitled
                                         to the ownership rights under the
                                         contract. In the case of a group
                                         annuity contract, the person, persons
                                         or entity named in a certificate and
                                         entitled to all of the ownership rights
                                         under the contract not expressly
                                         reserved to the group holder. The owner
                                         is as designated on the contract or
                                         certificate specifications page or in
                                         the application, unless changed.

Payment or                               An amount paid by a contract owner to
Purchase Payment                         the Company as consideration for the
                                         benefits provided by the contract.


Qualified Certificates                   Certificates issued under Qualified
                                         Contracts.


Qualified Contracts                      Contracts issued under Qualified Plans


Qualified Plans                          Retirement plans which receive
                                         favorable tax treatment under section
                                         401, 403, 408, 408A or 457 of the Code.


Renewal Amount                           The contract value at the end of the
                                         initial guarantee period or at the end
                                         of a renewal guarantee period.

Renewal Guarantee Period                 The period of time during which a
                                         renewal guaranteed interest rate is in
                                         effect.

Renewal Guaranteed Interest Rate         The compound annual rate used to
                                         determine the interest earned on a
                                         renewal amount during a renewal
                                         guarantee period. In no event shall
                                         this rate be less than 3%.

Separate Account                         A segregated account of the Company
                                         that is not commingled with the
                                         Company's general assets and
                                         obligations.

                                     SUMMARY

DESCRIPTION OF THE CONTRACT


         The Contract. The contract offered by this Prospectus is a single purchase payment deferred fixed annuity contract. The contract provides for the accumulation of the contract value and the payment of annuity benefits on a fixed basis. The Prospectus describes participating interests in both group deferred annuity contracts and individual deferred annuity contracts. For information on eligible groups for the group deferred annuity contracts (see "ELIGIBLE GROUPS FOR GROUP ANNUITY CONTRACT").



         Retirement Plans. The contract may be issued pursuant to either non-qualified retirement plans or plans qualifying for special income tax treatment under the Internal Revenue Code of 1986, as amended (the "Code"), such as individual retirement accounts and annuities (including Roth IRAs), pension and profit-sharing plans for corporations and sole proprietorships/partnerships ("H.R. 10" and "Keogh" plans), tax-sheltered annuities, and state and local government deferred compensation plans (see "QUALIFIED RETIREMENT PLANS"). Those who are considering purchase of a contract for use in connection with a qualified retirement plan should consider, in evaluating the suitability of the contract, that the contract allows only a single premium purchase payment in an amount of at least $5,000.



         Purchase Payments. Purchase payments are paid to the Company at its Annuity Service Office. The minimum purchase payment for a contract is $5,000. The maximum purchase payment accepted without prior approval of the Company is $500,000. The purchase payment is allocated to the guarantee period designated by the contract owner. Additional purchase payments for a contract will not be accepted. Additional contracts may, however, be purchased at the then prevailing rates and terms.



         Prior to the maturity date, the Company may, at its option, cancel a contract following the second contract anniversary if both (i) the total purchase payment made, less any withdrawals, is less than $2,000; and (ii) the higher of the contract value or the amount available upon total withdrawal is less than $2,000. The cancellation of contract privileges may vary in certain states in order to comply with the requirements of insurance laws and regulations in such states (see "PURCHASE PAYMENTS").



         Guarantee Periods. Currently, there are ten guarantee periods under the contract: one year through ten years. The Company may offer additional guarantee periods for any yearly period from one to twenty years (see "INVESTMENT OPTIONS").



         Transfers Among Guarantee Periods. Before the maturity date, the contract owner may transfer the entire contract value to a different guarantee period at any time upon written notice to the Company or by telephone if the contract owner authorizes the Company in writing to accept telephone transfer requests. Amounts may only be transferred, however, once per contract year and the entire amount of the account must be transferred. Amounts transferred will be subject to a market value adjustment (see "TRANSFERS AMONG INVESTMENT OPTIONS").



         Telephone Transactions. Contract owners are permitted to request transfers or withdrawals by telephone (see "TELEPHONE TRANSACTIONS").



         Renewals. At the end of a guarantee period, the contract owner may choose a renewal guarantee period from any of the then existing guarantee period options, at the then current interest rates (see "RENEWALS").



         Withdrawals. Prior to the earlier of the maturity date or the death of the contract owner, the owner may withdraw all or a portion of the contract value. The amount withdrawn must be at least $300 or, if less, the entire contract value. If a partial withdrawal plus any applicable withdrawal charge, after giving effect to any market value adjustment would reduce the contract value to less than $300, the Company will treat the partial withdrawal as a total withdrawal of the contract value. A withdrawal charge and market value adjustment may be imposed (see "WITHDRAWALS"). A withdrawal may be subject to income tax and a 10% penalty tax (see "FEDERAL TAX MATTERS").



         Confirmation Statements. Owners will be sent confirmation statements for certain transactions in their account. Owners should carefully review these statements to verify their accuracy. Any mistakes should immediately be reported to the Company's Annuity Service Office. If the owner fails to notify the Company's Annuity Service Office of any mistake within 60 days of the mailing of the confirmation statement, the owner will be deemed to have ratified the transaction.

         Death Benefits. The Company will pay the death benefit to the beneficiary if any contract owner dies before the maturity date. The death benefit is equal to the contract value. If there is a surviving contract owner, that contract owner will be deemed to be the beneficiary. No death benefit is payable on the death of any annuitant, except that if any contract owner is not a natural person, the death of any annuitant will be treated as the death of an owner. The death benefit will be determined as of the date on which written notice and proof of death and all required claim forms are received at the Company's Annuity Service Office.


         Annuity Payments. The Company offers a variety of fixed annuity options. Periodic annuity payments will begin on the maturity date. The contract owner may select the maturity date, frequency of payment and annuity option (see "ANNUITY PROVISIONS").



         Ten Day Review. Within 10 days of receipt of a contract, the contract owner may cancel the contract by returning it to the Company or its agent (see "TEN DAY RIGHT TO REVIEW").



         Market Value Adjustment. Any amount withdrawn, transferred or annuitized prior to the end of either the initial guarantee period or a renewal guarantee period will be adjusted by the market value adjustment factor described under "MARKET VALUE ADJUSTMENT".



         Withdrawal Charge. If a withdrawal is made from the contract before the maturity date, a withdrawal charge (contingent deferred sales charge) may be assessed against amounts withdrawn during the first seven contract years. There is never a withdrawal charge with respect to certain free withdrawal amounts described below or after seven complete contract years. The amount of the withdrawal charge and when it is assessed is discussed under "CHARGES AND DEDUCTIONS - WITHDRAWAL CHARGE".



         Tax Deferral. The status of the contract as an annuity generally allows all earnings on the underlying investments to be tax-deferred until withdrawn or until annuity payments begin (see "FEDERAL TAX MATTERS"). This tax deferred treatment may be beneficial to contract owners in building assets in a long-term investment program.


THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA


         The Manufacturers Life Insurance Company of North America (the "Company") is a stock life insurance company organized under the laws of Delaware in 1979. The Company's principal office is located at 116 Huntington Avenue, Boston, Massachusetts 02116. The ultimate parent of the Company is The Manufacturers Life Insurance Company ("Manulife"), a Canadian mutual life insurance company based in Toronto, Canada. Prior to January 1, 1996, the Company was a wholly owned subsidiary of North American Life Assurance Company ("NAL"), a Canadian mutual life insurance company. On January 1, 1996 NAL and Manulife merged with the combined company retaining the Manulife name.



         Effective January 1, 1996, immediately following the merger of NAL and Manulife, the Company experienced a corporate restructuring which resulted in the formation of a newly organized holding corporation, Manulife-Wood Logan Holding Co., Inc., formerly, NAWL Holding Co., Inc. ("MWL"). MWL holds all of the outstanding shares of the Company and Wood Logan Associates, Inc. ("WLA"). MWL is 62.5% owned by The Manufacturers Life Insurance Company (U.S.A.), 22.5% owned by MRL Holding, LLC and approximately 15% owned by the principals of WLA.



         The Company issues fixed and variable annuity and variable life contracts. Amounts invested in the fixed portion of the contracts are allocated either to the general account of the Company or in the case of the contract described in this Prospectus, to a separate account of the Company. Amounts invested in the variable portion of the contracts are allocated to the separate accounts of the Company (excluding the Fixed Account). These separate account assets are invested in shares of Manufacturers Investment Trust, formerly NASL Series Trust, ("MIT")a no-load, open end management investment company organized as a Massachusetts business trust.



         An indemnity coinsurance agreement was entered into between the Company and Peoples Security Life Insurance Company ("Peoples"), a subsidiary of the Providian Corporation, to reinsure fixed annuity business written by the Company including the product described in this prospectus. The indemnity aspects of the agreement provide that the Company remains liable for the contractual obligations whereas Peoples agrees to indemnify the Company for any contractual claims incurred. The coinsurance aspects of the agreement require the Company to transfer to Peoples an agreed upon percentage (currently, 100%) of all fixed premiums received by the Company for fixed annuity contracts written for the product described in this prospectus. Peoples reimburses the Company for the same agreed upon percentage of claims and provides expense allowances to cover commission and other costs associated with this fixed annuity business. Peoples contractual liability runs solely to the Company, and no contract owner shall have any right of action against Peoples. Peoples is responsible for investing the assets and is at risk for any potential investment gains and losses. There is no recourse back to the Company if investment losses are incurred. The above summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus.

                             DESCRIPTION OF CONTRACT

ELIGIBLE GROUPS FOR GROUP ANNUITY CONTRACT


         The group deferred annuity contract may be issued to fund plans qualifying for special income tax treatment under the Internal Revenue Code, such as individual retirement accounts and annuities, pension and profit-sharing plans for corporations and sole proprietorships/partnerships ("H.R. 10" and "Keogh" plans), tax-sheltered annuities, and state and local government deferred compensation plans. Those who are considering purchase of a contract for use in connection with a qualified retirement plan should consider, in evaluating the suitability of the contract, that the contract allows only a single premium purchase payment in an amount of at least $5,000 (see "QUALIFIED RETIREMENT PLANS"). The group deferred annuity contract is also designed so that it may be used with non-qualified retirement plans, such as deferred compensation and payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. Group deferred annuity contracts have been issued to the Security Life Trust, a trust established with United Missouri Bank, N.A., Kansas City, Missouri, as group holder for groups comprised of persons who have brokerage accounts with brokers having selling agreements with Manufacturers Securities Services, LLC, the successor to NASL Financial Services, Inc. ("MSS"), the principal underwriter of the contracts.


         An eligible member of a group to which a contract has been issued may become an owner under the contract by submitting a completed application, if required by the Company, and a minimum purchase payment. A certificate summarizing the rights and benefits of the owner under the contract will be issued to an applicant acceptable to the Company. The Company reserves the right to decline to issue a certificate to any person in its sole discretion. All rights and privileges under the contract may be exercised by each owner as to his or her interest unless expressly reserved to the group holder. However, provisions of any plan in connection with which the contract was issued may restrict an owner's ability to exercise such rights and privileges.

ACCUMULATION PROVISIONS

PURCHASE PAYMENTS

         Purchase payments are paid to the Company at its Annuity Service Office. The minimum purchase payment for a contract is $5,000. The maximum purchase payment accepted without prior approval of the Company is $500,000. The purchase payment is allocated to the guarantee period selected by the contract owner. Additional purchase payments for a contract will not be accepted. Additional contracts may, however, be purchased at the then prevailing rates and terms.


         Prior to the maturity date, the Company may, at its option, cancel a contract following the second contract anniversary, if both (i) the total purchase payment made, less any withdrawals, is less than $2,000; and (ii) the higher of the contract value or the amount available upon total withdrawal is less than $2,000. The cancellation of contract privileges may vary in certain states in order to comply with the requirements of insurance laws and regulations in such state. Upon cancellation the Company will pay the contract owner the higher of the contract value and any annual administration fee or the amount available upon total withdrawal. The amount paid will be treated as a withdrawal for Federal tax purposes and thus may be subject to income tax and to a 10% penalty tax (see "FEDERAL TAX MATTERS").


GUARANTEE PERIODS

         Currently, there are ten guarantee periods: one year through ten years. The Company may offer additional guarantee periods for any yearly period from one to twenty years. The contract provides for the accumulation of interest on the purchase payment at guaranteed rates for the duration of the guarantee period. From time to time, customers of certain broker-dealers may be offered special initial guaranteed interest rates which are higher than the initial guaranteed interest rate offered to the general public. In consideration of these higher interest rates, commissions to these broker-dealers may be reduced. The guaranteed interest rate on a renewal amount allocated or transferred to a renewal guarantee period is determined from time-to-time by the Company in accordance with market conditions. Under certain circumstances, the Company may offer a rate in excess of the renewal guaranteed rate for the first year only of a renewal guarantee period. In no event will the renewal guaranteed interest rate be less than 3%. The interest rate is guaranteed for the duration of the guarantee period and may not be changed by the Company.


         For information on the reinsurance for the product described in this prospectus (see "REINSURANCE").


TRANSFERS AMONG GUARANTEE PERIODS


         Before the maturity date the contract owner may transfer the entire contract value to a different guarantee period at any time upon written notice to the Company or by telephone if the contract owner authorizes the Company in writing to accept telephone transfer requests. Amounts may only be transferred, however, once per contract year and the entire contract value must be transferred. Amounts transferred will be subject to a transfer market value adjustment. The amount requested to be transferred will be multiplied by the market value adjustment factor to determine the transferred amount (see "MARKET VALUE ADJUSTMENT"). The Company also reserves the right to modify or terminate the transfer privilege at any time in accordance with applicable law.


TELEPHONE TRANSACTIONS

         Contract owners are permitted to request transfers or withdrawals by telephone. The Company will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. To be permitted to request transfers or withdrawals by telephone, a contract owner must elect the option on an appropriate authorization form provided by the Company. The Company will employ reasonable procedures to confirm that instructions communicated by telephone are genuine and may only be liable for any losses due to unauthorized or fraudulent instructions where it fails to employ its procedures properly. Such procedures include the following: Upon telephoning a request, contract owners will be asked to provide certain identifying information. For the contract owner's and Company's protection, all conversations with contract owners will be tape recorded. All telephone transactions will be followed by a confirmation statement of the transaction.

RENEWALS

         At the end of a guarantee period, the contract owner may choose a renewal guarantee period from any of the then existing guarantee periods at the then current interest rate, all without the imposition of any charge. The contract owner may not select a guarantee period that would extend beyond the maturity date. In the case of renewals within one year of the maturity date, the only option available is to have interest accrued up to the maturity date at the then current interest rate for one year guarantee periods.

         If the contract owner does not specify the renewal guarantee period desired, the Company will select the same guarantee period as has just expired, so long as such period does not extend beyond the maturity date. In the event a renewal would extend beyond the maturity date, the Company will select the longest period that will not extend beyond such date, except in the case of a renewal within one year of the maturity date in which case the Company will credit interest up to the maturity date at the then current interest rate for one year guarantee periods.

WITHDRAWALS

         Prior to the earlier of the maturity date or the death of the contract owner, the owner may withdraw all or a portion of the contract value upon written request, complete with all necessary information, to the Company's Annuity Service Office. For certain qualified contracts, exercise of the withdrawal right may require the consent of the qualified plan participant's spouse under the Internal Revenue Code and regulations promulgated by the Treasury Department.

         In the case of a total withdrawal, as of the date of receipt of the request at its Annuity Service Office, the Company will cancel the contract and pay the following amount:

C + [ (A - B - C) x D], where:

A=the gross withdrawal value reduced by an applicable annual administration fee;

B=the withdrawal charge;

C=the free withdrawal amount;

D=the market value adjustment factor.


(See "CHARGES AND DEDUCTIONS" and "MARKET VALUE ADJUSTMENT".)

         Partial withdrawals will use the formula specified above and the gross withdrawal value to determine the amount payable. Partial withdrawals will be subject to market value adjustments and possible withdrawal charges. The Company will deduct the gross withdrawal value from the contract value. The gross withdrawal value may not exceed the contract value.

         The Company may defer the payment of a full or partial withdrawal for not more than six months (or the period permitted by applicable state law if shorter) from the date the Company receives the withdrawal request and the contract. If payments are deferred thirty days or more, the amount deferred will earn interest at a rate not less than 3% per year or at a rate determined by applicable state law. The Company will not, however, defer payment for more than thirty days for any withdrawal effective at the end of any guarantee period.

         There is no limit on the frequency of partial withdrawals; however, the amount withdrawn must be at least $300 or, if less, the entire contract value. If a partial withdrawal plus any applicable withdrawal charge, after giving effect to any market value adjustment would reduce the contract value to less than $300, the Company will treat the partial withdrawal as a total withdrawal of the contract value.


         Withdrawals from the contract may be subject to income tax and a 10% penalty tax. Withdrawals are permitted from contracts issued in connection with
Section 403(b) qualified plans only under limited circumstances (see "FEDERAL TAX MATTERS").



         TELEPHONE REDEMPTIONS. The contract owner may request the option to withdraw a portion of the contract value by telephone by completing the application described under "Telephone Transactions" above. The Company reserves the right to impose maximum withdrawal amounts and procedural requirements regarding this privilege. For additional information on Telephone Redemptions see "Telephone Transactions" above.


DEATH BENEFIT BEFORE MATURITY DATE


         In General. The following discussion applies principally to contracts that are not issued in connection with qualified plans, i.e., a "non-qualified contract." The requirements of the tax law applicable to qualified plans, and the tax treatment of amounts held and distributed under such plans, are quite complex. Accordingly, a prospective purchaser of the contract to be used in connection with a qualified plan should seek competent legal and tax advice regarding the suitability of the contract for the situation involved and the requirements governing the distribution of benefits, including death benefits, from a contract used in the plan.


         Determination of Death Benefit. The determination of the death benefit will be made on the date written notice and proof of death, as well as all required claims forms, are received at the Company's Annuity Service Office. No person is entitled to the death benefit until this time.

         Amount and Payment of Death Benefit. The Company will pay a death benefit equal to the contract value to the beneficiary if any contract owner dies before the maturity date. If there is a surviving contract owner, that contract owner will be deemed to be the beneficiary. No death benefit is payable on the death of any annuitant, except that if any contract owner is not a natural person, the death of any annuitant will be treated as the death of an owner. On the death of the last surviving annuitant, the contract owner, if a natural person, will become the annuitant unless the contract owner designates another person as the annuitant.


         The death benefit may be taken in the form of a lump sum immediately. If not taken immediately, the contract will continue subject to the following:
(1) The beneficiary will become the contract owner. (2) No additional purchase payments may be made. (3) If the beneficiary is not the deceased owner's spouse, distribution of the contract owner's entire interest in the contract must be made within five years of the owner's death, or alternatively, distribution may be made as an annuity, under one of the annuity options described below, which begins within one year of the owner's death and is payable over the life of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary. If the beneficiary dies before distributions described in "(3)" above are completed, the entire remaining contract value must be distributed in a lump sum immediately. (4) If the owner's spouse is the beneficiary, the spouse continues the contract as the new owner. In such a case, the distribution rules described in "(3)" applicable when a contract owner dies will apply when the spouse, as the owner, dies.


         If any annuitant is changed and any contract owner is not a natural person, the entire interest in the contract must be distributed to the contract owner within five years.

         Death benefits will be paid within seven days of the date the amount of the death benefit is determined, as described above, subject to postponement under the same circumstances that payment of withdrawals may be postponed (see "WITHDRAWALS").

ANNUITY PROVISIONS

GENERAL


         The proceeds of the contract payable on death, withdrawal or on the contract maturity date may be applied to the annuity options described below, subject to the distribution of death benefit provisions (see "DEATH BENEFIT BEFORE MATURITY DATE").



         Generally, annuity benefits under the contract will begin on the maturity date. The maturity date is the date specified on the contract specifications page, unless changed. If no date is specified, the maturity date is the maximum maturity date described below. The maximum maturity date is the first day of the month following the later of the 85th birthday of the annuitant or the tenth contract anniversary. The contract owner may specify a different maturity date at any time by written request at least one month before both the previously specified and the new maturity date. The new maturity date may not be later than the maximum maturity date unless the Company consents. Maturity dates which occur, or are scheduled to occur, at advanced ages, e.g., past age 85, may in some circumstances have adverse income tax consequences (see "FEDERAL TAX MATTERS"). Distributions from qualified contracts may be required before the maturity date.


         The contract owner may select the frequency of annuity payments. However, if the contract value at the maturity date is such that a monthly payment would be less than $20, the Company may pay the higher of contract value and any annual administration fee or the amount available upon total withdrawal in one lump sum to the annuitant on the maturity date.

ANNUITY OPTIONS

         Annuity benefits are available under the contract on a fixed basis. Upon purchase of the contract, and on or before the maturity date, the contract owner may select one or more of the annuity options described below or choose an alternate form of settlement acceptable to the Company. If an annuity option is not selected, the Company will provide as a default option annuity payments to be made for a period certain of 10 years and continuing thereafter during the lifetime of the annuitant. Treasury Department regulations may preclude the availability of certain annuity options in connection with certain qualified contracts.

         The following annuity options are guaranteed in the contract.

         Option 1(a): Non-Refund Life Annuity - An annuity with payments during the lifetime of the annuitant. No payments are due after the death of the annuitant. Since there is no guarantee that any minimum number of payments will be made, an annuitant may receive only one payment if the annuitant dies prior to the date the second payment is due.

         Option 1(b): Life Annuity with Payments Guaranteed for 10 Years - An annuity with payments guaranteed for 10 years and continuing thereafter during the lifetime of the annuitant. Since payments are guaranteed for 10 years, annuity payments will be made to the end of such period if the annuitant dies prior to the end of the tenth year.

         Option 2(a): Joint & Survivor Non-Refund Life Annuity - An annuity with payments during the lifetimes of the annuitant and a designated co-annuitant. No payments are due after the death of the last survivor of the annuitant and co-annuitant. Since there is no guarantee that any minimum number of payments will be made, an annuitant or co-annuitant may receive only one payment if the annuitant and co-annuitant die prior to the date the second payment is due.

         Option 2(b): Joint & Survivor Life Annuity with Payments Guaranteed for 10 Years - An annuity with payments guaranteed for 10 years and continuing thereafter during the lifetimes of the annuitant and a designated co-annuitant. Since payments are guaranteed for 10 years, annuity payments will be made to the end of such period if both the annuitant and the co-annuitant die prior to the end of the tenth year.

         In addition to the foregoing annuity options which the Company is contractually obligated to offer at all times, the Company currently offers the following annuity options. The Company may cease offering the following annuity options at any time and may offer other annuity options in the future.

         Option 3: Life annuity with Payments Guaranteed for 5, 15 or 20 Years - An Annuity with payments guaranteed for 5, 15 or 20 years and continuing thereafter during the lifetime of the annuitant. Since payments are guaranteed for the specific number of years, annuity payments will be made to the end of the last year of the 5, 15 or 20 year period.

         Option 4: Joint & Two-Thirds Survivor Non-Refund Life Annuity - An annuity with full payments during the joint lifetime of the annuitant and a designated co-annuitant and two-thirds payments during the lifetime of the survivor. Since there is no guarantee that any minimum number of payments will be made, an annuitant or co-annuitant may receive only one payment if the annuitant and co-annuitant die prior to the date the second payment is due.

         Option 5: Period Certain Only Annuity for 5, 10, 15 or 20 years - An annuity with payments for a 5, 10, 15 or 20 year period and no payments thereafter.

DEATH BENEFIT ON OR AFTER MATURITY DATE

         If annuity payments have been selected based on an annuity option providing for payments for a guaranteed period, and the annuitant dies on or after the maturity date, the Company will make the remaining guaranteed payments to the beneficiary. Any remaining payments will be made as rapidly as under the method of distribution being used as of the date of the annuitant's death. If no beneficiary is living, the Company will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the annuitant and the beneficiary.

OTHER CONTRACT PROVISIONS

TEN DAY RIGHT TO REVIEW

         The contract owner may cancel the contract by returning it to the Service Office or agent at any time within 10 days after receipt of the contract. Within 7 days of receipt of the contract by the Company, the Company will refund the payment made for the contract.


         No withdrawal charge is imposed upon return of the contract within the ten day right to review period. The ten day right to review may vary in certain states in order to comply with the requirements of insurance laws and regulations in such states. When the certificate is issued as an individual retirement annuity under the Code sections 408 or 408A, during the first 7 days of the 10 day period, the Company will return the contract value if this is greater than the amount otherwise payable.


OWNERSHIP

         In the case of an individual annuity contract, the contract owner is the person entitled to exercise all rights under the contract. In the case of a group annuity contract, the contract is owned by the group holder; however, all contract rights and privileges not expressly reserved to the group holder may be exercised by each owner as to his or her interest as specified in his or her certificate. Prior to the maturity date, the contract owner is the person designated in the contract specifications page or as subsequently named. On and after the maturity date, the annuitant is the contract owner. If amounts become payable to any beneficiary under the contract, the beneficiary is the contract owner.


         In the case of non-qualified contracts, ownership of the contract may be changed or the contract may be collaterally assigned at any time prior to the maturity date, subject to the rights of any irrevocable beneficiary. Assigning a contract, or changing the ownership of a contract, may be treated as a distribution of the contract value for Federal tax purposes (see "FEDERAL TAX MATTERS").


         Any change of ownership or assignment must be made in writing. Any change must be approved by the Company. Any assignment and any change, if approved, will be effective as of the date the Company receives the request at its Annuity Service Office. The Company assumes no liability for any payments made or actions taken before a change is approved or an assignment is accepted or responsibility for the validity or sufficiency of any assignment. An absolute assignment will revoke the interest of any revocable beneficiary.


         In the case of qualified contracts, ownership of the contract generally may not be transferred except by the trustee of an exempt employees' trust which is part of a retirement plan qualified under Section 401 of the Code or as otherwise permitted by applicable Internal Revenue Service ("IRS") regulations. Subject to the foregoing, a qualified contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

BENEFICIARY

         The beneficiary is the person, persons or entity designated on the contract specifications page or as subsequently named. However, if there is a surviving contract owner, that person will be treated as the beneficiary. The beneficiary may be changed subject to the rights of any irrevocable beneficiary. Any change must be made in writing, approved by the Company and if approved, will be effective as of the date on which written. The Company assumes no liability for any payments made or actions taken before the change is approved. If no beneficiary is living, the contingent beneficiary will be the beneficiary. The interest of any beneficiary is subject to that of any assignee. If no beneficiary or contingent beneficiary is living, the beneficiary is the estate of the deceased contract owner. In the case of certain qualified contracts, regulations promulgated by the Treasury Department prescribe certain limitations on the designation of a beneficiary.

ANNUITANT

         The annuitant is any natural person or persons whose life is used to determine the duration of annuity payments involving life contingencies. If the contract owner names more than one person as an "annuitant," the second person named shall be referred to as "co-annuitant." The annuitant is as designated on the contract specifications page or in the application, unless changed.

         On the death of the annuitant, the co-annuitant, if living, becomes the annuitant. If there is no living co-annuitant, the owner becomes the annuitant. In the case of certain qualified contracts, there are limitations on the ability to designate and change the annuitant and the co-annuitant.

MODIFICATION

         The Company will not change or modify the contract without the owner's or group holder's consent, as applicable, except to the extent necessary to conform to any applicable law or regulation or any ruling issued by a government agency. However, on 60 days notice to the group holder, the Company may change the withdrawal charges, administration fees, free withdrawal percentage, annuity purchase rate and the market value adjustment as to any certificates issued after the effective date of the modification. The provisions of the contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Code.

COMPANY APPROVAL

         The Company reserves the right to accept or reject a contract application at its sole discretion.

DISCONTINUANCE OF NEW OWNERS

         In the case of a group annuity contract, on thirty days notice to the group holder, the company may limit or discontinue acceptance of new applications and the issuance of new certificates under a contract.

MARKET VALUE ADJUSTMENT

         Any amount withdrawn, transferred or annuitized prior to the end of either the initial guarantee period or a renewal guarantee period will be adjusted by the market value adjustment factor described below.

         The market value adjustment factor is determined by the following formula: ((1+i)/(1+j))n/12 where:

         i - The initial guaranteed interest rate or renewal guaranteed interest rate currently being earned on the contract.

         j - The guaranteed interest rate available, on the date the request is processed by the Company, for a guarantee period with the same length as the period remaining in the initial guarantee period or renewal guarantee period. If the guarantee period of this length is not available, the guarantee period with the next highest duration which is maintained by the Company will be chosen.

         n - The number of complete months remaining to the end of the initial guarantee period or renewal guarantee period.

         There will be no market value adjustment in the following situations:
(a) death of the contract owner; (b) amounts withdrawn within one month prior to the end of the guarantee period; and (c) amounts withdrawn in any contract year that do not exceed (i) 10% of total purchase payments less (ii) any prior partial withdrawals in that year.

         The market value adjustment reflects the relationship between the initial guaranteed interest rate or the renewal guaranteed interest rate applicable to the contract and the then current available guaranteed interest rate. Generally, if the initial guaranteed interest rate or the renewal guaranteed interest rate is lower than the then current available guaranteed interest rate, then the effect of the market value adjustment will be to reduce the amount withdrawn, transferred or annuitized. Similarly, if the initial guaranteed interest rate or the renewal guaranteed interest rate is higher than the then current available guaranteed interest rate, then the effect of the market value adjustment will be to increase the amount withdrawn, transferred or annuitized. The greater the difference in these interest rates the greater the effect of the market value adjustment.

         The market value adjustment is also affected by the amount of time remaining in the guarantee period. Generally, the longer the time remaining in the guarantee period, the greater the effect of the market value adjustment on the amount withdrawn, transferred or annuitized. This is because the longer the time remaining in the guarantee period, the higher the compounding factor 'n' in the market value adjustment factor.

         The cumulative effect of the market value adjustment and withdrawal charges could result in a contract owner receiving total withdrawal proceeds of less than the contract owner's investment in the contract.

         BECAUSE OF THE MARKET VALUE ADJUSTMENT PROVISION OF THE CONTRACT, THE CONTRACT OWNER BEARS THE INVESTMENT RISK THAT THE CURRENT AVAILABLE GUARANTEED INTEREST RATE OFFERED BY THE COMPANY AT THE TIME OF WITHDRAWAL, TRANSFER OR ANNUITIZATION MAY BE HIGHER THAN THE INITIAL OR RENEWAL GUARANTEE INTEREST RATE APPLICABLE TO THE CONTRACT WITH THE RESULT THAT THE AMOUNT THE CONTRACT OWNER RECEIVES UPON A WITHDRAWAL, TRANSFER OR ANNUITIZATION MAY BE SUBSTANTIALLY REDUCED.

         For more information on the market value adjustment, including examples of its calculation, see Appendix B.

CHARGES AND DEDUCTIONS

WITHDRAWAL CHARGE

         If a withdrawal is made from the contract before the maturity date, a withdrawal charge (contingent deferred sales charge) may be assessed against amounts withdrawn during the first seven contract years. There is never a withdrawal charge with respect to certain free withdrawal amounts described below or after seven complete contract years. The amount of the withdrawal charge and when it is assessed is discussed below:

         1. In any contract year, the free withdrawal amount for that year is the excess of (i) over (ii), where (i) is 10% of the purchase payment and (ii) is all prior partial withdrawals in that contract year. Withdrawals allocated to the free withdrawal amount may be withdrawn without the imposition of a withdrawal charge.

         2. If a withdrawal is made at the end of the initial guarantee period, no withdrawal charge will be applied provided such withdrawal occurs on or after the end of the third contract year. If a withdrawal is made at the end of any other guarantee period, no withdrawal charge will be applied provided such withdrawal occurs on or after the end of the fifth contract year. A request for withdrawal at the end of a guarantee period must be received in writing during the 30 days period preceding the end of that guarantee period.

         3. The amount of the withdrawal charge is calculated by multiplying the gross withdrawal value, less any administration fee and free withdrawal amount by the applicable withdrawal charge percentage obtained from the table below.

         NUMBER OF COMPLETED        WITHDRAWAL CHARGE
          CONTRACT YEARS               PERCENTAGE
          --------------               ----------
         0                                 7%
         1                                 6%

         2                                 5%
         3                                 4%
         4                                 3%
         5                                 2%
         6                                 1%
         7+                                0%


         4. There is generally no withdrawal charge on distributions made as a result of the death of the contract owner or, if applicable, the annuitant (see "Death Benefit Before Maturity Date - Amount and Payment of Death Benefit").


         The amount collected from the withdrawal charge will be used to reimburse the Company for the compensation paid to cover selling concessions to broker-dealers, preparation of sales literature and other expenses related to sales activity.


         For examples of calculation of the withdrawal charge, see Appendix A. Withdrawals may be subject to a market value adjustment in addition to the withdrawal charge described above (see "MARKET VALUE ADJUSTMENT").


REDUCTION OR ELIMINATION OF WITHDRAWAL CHARGES

         The amount of the withdrawal charge on a contract or the period to which it applies may from time to time be reduced or eliminated for sales of the contracts to certain individuals or groups of individuals in such a manner that results in savings of sales expenses. The Company will consider such factors as
(i) the size and type of group, (ii) the amount of the single premium and/or
(iii) other transactions where sales expenses are reduced, when considering whether to reduce or eliminate the sales charge or the period to which it applies.


         Withdrawal Charge Waiver in Connection with Clinton's Administration's Fiscal Year 1999 Budget Proposal. The Clinton administration's Fiscal Year 1999 Budget proposal dated February 2, 1998 (the "1999 Budget Proposal") contains proposals to change the 1999 Budget Proposal will become law, if the 1999 Budget Proposal is enacted substantially as proposed, withdrawal charges will be waived on purchase payments made on or after February 2, 1998, provided such amounts are withdrawn within 60 days of the date that the 1999 Budget Proposal becomes law. The Company reserves the right to terminate this withdrawal charge waiver at any time. If the waiver is terminated, purchase payments made from February 2, 1998 to the termination date of the waiver will not be subject to withdrawal charge as provided above. This waiver does not affect a contract owner's right to cancel a contract within the ten day right to review period (see "OTHER CONTRACT PROVISIONS - Ten Day Right to Review"). Withdrawals may be subject to income tax to the extent of earnings under the contract and, if made prior to age 59-1/2, generally will be subject to a 10% IRS penalty tax (see "FEDERAL TAX MATTERS - Taxation of Partial and Full Withdrawals").


TAXES

         The Company reserves the right to charge, or provide for, certain taxes against purchase payments, contract values, death benefits or annuity payments. Such taxes may include premium taxes or other taxes levied by any government entity which the Company determines to have resulted from the (i) establishment or maintenance of the Fixed Account, (ii) receipt by the Company of purchase payments, (iii) issuance of the contracts, (iv) commencement or continuance of annuity payments under the contracts or (v) death of the owner or annuitant. In addition, the Company will withhold taxes to the extent required by applicable law.


         Except for residents in South Dakota, premium taxes will be deducted from the contract value used to provide for annuity payments unless required otherwise by applicable law. The amount deducted will depend on the premium tax assessed in the applicable state. State premium taxes currently range from 0% to 3.5% depending on the jurisdiction and the tax status of the contract and are subject to change by the legislature or other authority (see "APPENDIX B: STATE PREMIUM TAXES"). FOR RESIDENTS OF SOUTH DAKOTA, THE FOLLOWING PREMIUM TAX ASSESSMENT WILL APPLY: A premium tax will be assessed against all non-qualified purchase payments received from contract owners who are residents of South Dakota. The rate of tax is 1.25%. The state premium tax will be collected upon payment of any withdrawal benefits, upon any annuitization or payment of death benefits. In the state of South Dakota, purchase payments received in connection with the funding of a qualified plan are exempt from state premium tax.


ADMINISTRATION FEE

         To compensate the Company for assuming certain administrative expenses, the Company reserves the right to charge an annual administration fee. Prior to the maturity date, the administration fee is deducted on the last day of each contract year. If the contract is surrendered for its contract value on any date other than the last day of any contract year, the Company will deduct the full amount of the administration fee from the amount paid. Currently, no fee is being assessed.

REINSURANCE


         An indemnity coinsurance agreement was entered into between the Company and Peoples Security Life Insurance Company ("Peoples"), a subsidiary of the Providian Corporation, to reinsure fixed annuity business written by the Company for the product described in this prospectus.


         The indemnity aspects of the agreement provide that the Company remains liable for the contractual obligations whereas Peoples agrees to indemnify the Company for any contractual claims incurred. The coinsurance aspects of the agreement require the Company to transfer to Peoples an agreed upon percentage (currently, 100%) of assets backing the fixed annuity premiums received by the Company for fixed annuity contracts. Peoples reimburses the Company for a percentage of claims and provides expense allowances to cover commission and other costs associated with this fixed annuity business. Peoples contractual liability runs solely to the Company, and no contract owner shall have any right of action against Peoples.


         Peoples is responsible for investing the fixed annuity premiums received and is at risk for any potential investment gains and losses. Under this agreement, the Company will continue to administer the fixed annuity business for which it will earn an expense allowance. The Company has set up a reserve to recognize that expense allowances received from Peoples under this indemnity coinsurance agreement do not fully reimburse the Company for overhead expenses allocated to this fixed annuity line of business (See Note F to the Company's financial statements).


Peoples is a wholly-owned subsidiary of Louisville, Kentucky based Providian Corporation, a diversified financial services corporation.

            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA

DESCRIPTION OF BUSINESS

         Organization and History


         The Company is a stock life insurance company organized under the laws of Delaware in 1979. The Company's principal office is located at 116 Huntington Avenue, Boston, Massachusetts 02116. The ultimate parent of the Company is The Manufacturers Life Insurance Company ("Manulife"), a Canadian mutual life insurance company based in Toronto, Canada. Prior to January 1, 1996, the Company was a wholly owned subsidiary of North American Life Assurance Company ("NAL"), a Canadian mutual life insurance company. On January 1, 1996 NAL and Manulife merged with the combined company retaining the Manulife name.



         Effective January 1, 1996, immediately following the merger of NAL and Manulife, the Company experienced a corporate restructuring which resulted in the formation of a newly organized holding corporation, Manulife-Wood Logan Holding Co., Inc., formerly, NAWL Holding Co., Inc. ("MWL"). MWL holds all of the outstanding shares of the Company and Wood Logan Associates, Inc. ("WLA"). MWL is 62.5% owned by The Manufacturers Life Insurance Company (U.S.A.), 22.5% owned by MRL Holding, LLC and approximately 15% owned by the principals of Wood Logan.



         On June 19, 1992, the Company formed The Manufacturers Life Insurance Company of New York, formerly, First North American Life Assurance Company ("Manulife New York"). Subsequently, on July 22, 1992, Manulife New York was granted a license by the New York State Insurance Department. Manulife New York issues fixed and variable annuity contracts in the State of New York.



         MSS, a wholly-owned subsidiary of the Company, acts as principal underwriter to the contracts issued by the Company and Manulife New York. MSS has entered into a promotional agent agreement with WLA to act as the non-exclusive agent for the promotion of the Company's insurance contract sales (see "Distributor" below).



         On January 20, 1998, the Board of Directors of Manulife asked the management of Manulife to prepare a plan for conversion of Manulife from a mutual life insurance company to an investor-owned, publicly-traded stock company. Any demutualization plan for Manulife is subject to the approval of the Manulife Board of Directors and policyholders as well as regulatory approval.


         Product Lines


     The Company issues fixed and variable annuities and variable life contracts. Annuity and Life deposits received during 1997 totaled $2,126.6 million, gross of reinsurance of $213.5 million, and included $5.7 million from variable annuity contracts, $1,885.5 million from combination fixed and variable annuity contracts and $21.9 million from variable life contracts. Amounts invested in the fixed portion of the Company's insurance contracts are allocated to the general account of the Company or in the case of the contract described in this prospectus, to a non-unitized separate account of the Company. Amounts invested in the variable portion of the contracts are allocated to separate accounts of the Company. The separate account assets (other than the separate account described in this prospectus) are invested in shares of Manufacturers Investment Trust, a no-load, open end management investment company organized as a Massachusetts business trust.



         As of December 31, 1997, the Company was licensed to sell fixed and variable annuities and variable life insurance in all states except New Hampshire and New York.


         Property and Office Location

         The Company's offices are located at 116 Huntington Avenue, Boston, Massachusetts where the Company leases office space. The Company owns no real property which is used for business purposes.

MANAGEMENT DISCUSSION & ANALYSIS

         Overview


         Prior to 1997 the Company was comprised of two different segments, annuity and life insurance products and retail mutual funds. The Company discontinued its retail mutual fund operations, North American Funds, on October 1, 1997 through a sale to an unrelated third party. This sale has been treated as discontinued operations in accordance with Accounting Principles Board Opinion No. 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.



         Within the annuity and life insurance segment, the Company issues fixed and variable annuity contracts and variable life insurance through major wirehouses, regional broker dealers, financial planners and banks. Amounts invested in variable contracts are allocated to Separate Accounts of the Company. The assets of the Separate Accounts are invested in shares of Manufactuers Investors Trust ("MIT") or other underlying mutual funds sponsored by Merrill Lynch Asset Management ("Merrill Lynch"). Amounts invested in the fixed portion of the contracts, excluding the Company's wholly owned subsidiary Manulife New York, are subject to an indemnity coinsurance agreement entered into between the Company and Peoples Security Life Insurance Company ("Peoples") effective June 30, 1995. Manulife New York's fixed portion of the contracts are invested in Manulife New York's general account and are backed by investment grade fixed income maturities.



         The Company's primary source of earnings from the annuity and life insurance product segment is generated from Separate Account fees assessed against policyholder account balances: mortality and expense risk charges, surrender charges and an annual administrative charge. In addition, the segment earns advisory fees from the Separate Account assets invested in MIT. A key factor in the Company's profitability is sustained growth in the underlying assets through market performance coupled with the ability to acquire and retain annuity and variable life deposits.



         The Company's primary source of earnings from the retail mutual fund segment was from the advisory fees earned on the North American Funds assets maintained in the underlying portfolios and distribution and servicing fees and sales loads associated with the sales of the Class A, Class B and Class C shares.


         Basis of Presentation


         During 1996, the Company adopted generally accepted accounting principles ("GAAP") in conformity with the requirements of the Financial Accounting Standards Board. Prior to 1996, the Company prepared its financial statements in conformity with statutory accounting practices prescribed or permitted by the Insurance Department of the State of Delaware which practices were considered GAAP for mutual life insurance companies and their direct and indirect subsidiaries. As discussed in Note 2 to the consolidated financial statements, the effect of the adoption of GAAP has been reflected retroactively and the previously issued 1995 consolidated financial statements have been restated for the change. A description of accounting policies under GAAP can be found in Note 2 to the consolidated financial statements.



Review of consolidated operating results



=========================================================================================================
   Financial Summary (In '000's)                                 1997            1996            1995
=========================================================================================================
   Fees from separate accounts and policyholder funds        $    126,637     $    95,323     $    77,572
   Advisory fees and other distribution revenues                   67,678          46,233          27,912
   Net investment income                                            7,905           5,452          28,701
   Net realized investment gains                                      531             764           9,711
---------------------------------------------------------------------------------------------------------
   TOTAL REVENUES                                                 202,751         147,772         143,896
---------------------------------------------------------------------------------------------------------
   Benefits to policyholders                                        4,986           4,242          27,129
   Amortization of deferred policy acquisition costs               40,649          30,830          43,287
   Other insurance expenses                                       100,385          71,255          58,745
   Financing costs                                                 14,268          15,821           9,282
---------------------------------------------------------------------------------------------------------
   TOTAL BENEFITS AND EXPENSES                                    160,288         122,148         138,443
---------------------------------------------------------------------------------------------------------
   Income from continuing operations before provision
   for income tax (benefit)                                        42,463          25,624           5,453
   Provision for income tax (benefit)                              15,043           9,079          (7,041)
   Income from continuing operations                               27,420          16,545          12,494
   Discontinued operations - (loss) from operations, net
     of tax                                                          (141)           (810)         (1,462)
   Discontinued operations - gain on disposal, net of tax           5,954
   Net income                                                $     33,233     $    15,735     $    11,032
---------------------------------------------------------------------------------------------------------
   General Account Assets                                       1,104,603         990,771       1,112,816
   Separate Account Assets                                      9,529,160       6,820,599       5,131,536
---------------------------------------------------------------------------------------------------------
   TOTAL ASSETS                                              $ 10,633,763     $ 7,811,370     $ 6,244,352
---------------------------------------------------------------------------------------------------------
   General Account Liabilities                               $    895,877     $   863,700     $ 1,017,560
   Separate Account Liabilities                                 9,529,160       6,820,599       5,131,536
---------------------------------------------------------------------------------------------------------
   SHAREHOLDER'S EQUITY                                      $    208,726     $   127,071     $    95,256
=========================================================================================================





         1997 Compared to 1996



The Company recorded net income of $33.2 million in 1997 versus net income of $15.7 million in 1996, an increase of $17.5 million or 112%. A portion of the increase, $6.6 million, is attributable to the gain on the disposal of the Company's mutual fund segment and the decreased loss from its operations in 1997. The increase in net income from continuing operations was primarily a result of fee income earned on additional Separate Account assets. Separate Account assets grew by 40% while total assets increased by 36% during 1997. This growth is attributable to deposits of $2.1 billion for 1997 compared to 1996 deposits of $1.4 billion, strong equity market performance during 1997 and favorable contract persistency. The increase in deposits for 1997 was attributable to the Company's implementation of the Efficient Frontier Investment model in early 1997 and the addition of competitively performing funds, including additional investment options. The latter includes five Lifestyle funds which offer the buyer the opportunity to invest in a pre-determined "fund of funds." In addition the Company also modified its product features and pricing to directly compete in a profitable manner with its key competitors. Total fees, including advisory fees, generated by Separate Accounts and policyholder funds increased by $52.7 million or 37% in 1997. Net investment income grew by $2.5 million or 45% due to higher fixed account sales and a $47.7 million capital infusion received in the fourth quarter of 1997 to support expanded operations in Manulife New York.



         The Company incurred total benefits and expenses in 1997 of $160.3 million, an increase of $38.1 million, or 31% compared to 1996. The additional expenses are associated with higher subadvisory fees generated from higher asset levels in MIT and Merrill Lynch, an increase in non-capitalized acquisition expenses and other costs associated with growth in the Company's business, and additional operating expenses associated with expanding the Company's operations in New York.



         The mutual fund segment net loss from operations improved by $0.7 million between 1997 and 1996. The decrease in the loss is primarily attributable to higher advisory fees and other revenues through the nine month period ended September 30, 1997 (date of disposal). Total revenues for this segment were $10.5 million (nine month period) in 1997 compared to $12.4 million (twelve month period) for 1996.


         1996 Compared to 1995


         The Company recorded net income of $15.7 million in 1996 versus net income of $11.0 million in 1995, an increase of $4.7 million or 43%. The increase was primarily a result of fee income earned on additional Separate Account assets. Separate Account assets grew by 33% during 1996, while total assets grew by 25%. This growth was due to strong equity market performance and favorable contract persistency. Transfers of approximately $200 million from the fixed account also contributed to the increased asset levels. Deposits for 1996 were $1.4 billion compared to $1.2 billion for 1995. The Company's relatively flat deposits and reduced market share during 1996 were primarily a result of relatively poor investment performance in the underlying funds within MIT along with more competitive product features and pricing offered by the competition. Total fees, including advisory fees, generated by Separate Accounts and policyholder funds increased by $36.1 million or 34% in 1996. As a result of the transfer of general account assets to Peoples in accordance with the coinsurance agreement established in 1995, net investment income and net realized investment gains decreased between 1996 and 1995 by $23.2 million and $8.9 million, respectively.



         Benefits and expenses were $122.1 million in 1996 and $138.4 million in 1995. The decrease is primarily attributed to the transfer of the general account liabilities to Peoples in accordance with the coinsurance agreement established in 1995. The decrease in overall expenses was partially offset by higher subadvisory fees generated from higher asset levels in MIT, an increase in non-capitalizable acquisition expenses and other operating expenses. Higher financing costs, associated with the People's coinsurance agreement, were incurred during 1996 as the Company experience increased transfers from the fixed account to the Separate Account.



         Net income for 1995 included the reversal of a $12.0 million deferred tax allowance established at December 31, 1994.



         The mutual fund segment net loss from operations improved by $0.7 million between 1996 and 1995. The decrease in the loss is attributed to higher advisory fees, and other revenues. During 1996 and 1995 the Company recorded total revenues of $12.4 million and $10.3 million, respectively, for its mutual fund segment.


Financial Position


Assets
--------------------------------------------------------------------------------
   (In '000's)                                        1997            1996
--------------------------------------------------------------------------------
   Invested assets                                $   161,575      $  104,632
   Deferred policy acquisition costs                  364,984         290,610
   Due from reinsurers                                553,834         573,419
   Separate account assets                          9,529,160       6,820,599
   Other assets                                        24,210          22,110

--------------------------------------------------------------------------------
   TOTAL ASSETS                                   $10,633,763      $7,811,370
================================================================================

-------------------------------------------------------------------------------------------
   Fixed maturities by Investment Grade
    (In '000's)                                     1997                      1996
-------------------------------------------------------------------------------------------
   AAA                                     $ 30,145         21.0%    $ 17,589         18.1%
   AA                                        12,545          8.8%       7,099          7.3%
   A                                         85,130         59.4%      63,899         65.5%
   BBB                                       15,487         10.8%       8,844          9.1%
-------------------------------------------------------------------------------------------
   TOTAL FIXED MATURITIES                  $143,307                  $ 97,431
-------------------------------------------------------------------------------------------




         Total assets increased from $7.8 billion at December 31, 1996 to $10.6 billion at December 31, 1997, an increase of $2.8 billion or 56%. Separate Account assets increased by 40% in 1997 compared to 1996 and represent 90% of total assets as the Company continues to focus on its variable option insurance products. Fixed maturity and short-term investments, included in invested assets, increased by 56% during 1997. This increase is a result of a $47.7 million capital infusion in the fourth quarter of 1997 to support expansion of Manulife New York's operations to include individual life insurance and pension products in the state of New York. The Company continues to own high quality investment grade fixed maturity investments, with an average rating of A, to support its general account. The Company's deferred policy acquisition costs
(DPAC) asset grew by 26% as the Company experienced strong sales volumes during 1997 and deferred the related costs, net of current amortization, associated with the sales. Due from reinsurers decreased $19.6 million as a result of lower fixed deferred account values associated with the policies reinsured under the Peoples coinsurance agreement.



Liabilities
--------------------------------------------------------------------------------
   (In '000's)                                      1997              1996
--------------------------------------------------------------------------------
   Amount payable to reinsurers                 $   571,882       $   593,910
   Notes payable to affiliates                      183,955           158,201
   Separate account liabilities                   9,529,160         6,820,599
   Other  liabilities                               140,040           111,589
--------------------------------------------------------------------------------
   TOTAL LIABILITIES                            $10,425,037       $ 7,684,299
================================================================================




         Total liabilities have increased proportionately with the growth in the related assets during 1997, primarily in the Company's Separate Accounts. During 1997, the Company borrowed an additional $25.0 million from Manulife to support the record sales volumes and related acquisition expenses. Amount payable to reinsurers decreased $22.0 million primarily as a result of lower fixed deferred account values associated with the policies reinsured under the Peoples coinsurance agreement.



Shareholder's Equity



--------------------------------------------------------------------------------
   (In '000's)                                         1997           1996
--------------------------------------------------------------------------------
   Common stock                                     $   2,600      $   2,600
   Additional paid-in capital                         179,053        131,322
   Unrealized appreciation on securities                1,200            509
      available-for sale
   Retained earnings (deficit)                         25,873         (7,360)
--------------------------------------------------------------------------------
   TOTAL SHAREHOLDER'S EQUITY                       $ 208,726      $ 127,071
================================================================================



         The Company received $47.7 million of additional capital to support expansion of its New York operations. The growth in retained earnings is due to net income from continuing operations and discontinued operations of $27.4 million and $5.8 million, respectively, during 1997.

         Asset/liability Management



         The Company has established a target portfolio mix which takes into account the risk attributes of the liabilities supported by the assets, expectations of market performance, and a generally conservative investment philosophy. Preservation of capital and maintenance of income flows are key objectives.



         Liquidity and Capital Resources



         The substantial increase in the Company's sales since 1993 has resulted in the Company requiring cash financing to support this growth. The Company must invest all of its variable option deposits in the Separate Accounts while paying commissions and acquisition expenses related to these deposits and other sales from its general account. Prior to 1995, the Company used capital and general account assets to fund these costs. Since 1995, The Company's fixed account acquisition expenses are largely funded by the Peoples fixed account reinsurance agreement. Substantially all variable account acquisition costs are financed through borrowings from Manulife and internally generated cashflows.



         The Company obtained external financing in 1994 by entering into a $150 million revolving credit and term loan agreement (the "Loan") with the Canadian Imperial Bank of Commerce and Deutsche Bank AG ("CIBC"). The Loan was collateralized by the mortality and expense risk charges and surrender charges related to the Company's business. As a result of the merger with Manulife, the Company became party to a restructured lending facility that provides sufficient cash flow needs at more favorable interest rate margins. Consequently, in April 1996, the Company extinguished its debt with CIBC through a restructured financing arrangement directly with Manulife.



         Aside from the financing required to partially fund acquisition costs, the Company's cash flows are adequate to meet the general obligations on all annuity contracts.



         Investments


All assets backing the fixed annuity obligations of the Company were transferred to Peoples. The Company's assets must be invested in accordance with requirements of applicable state laws and regulations regarding the nature and quality of investments that may be made by insurance companies and the percentage of its assets that may be held in certain types of investments. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.



         Competition



         The Company is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing annuity products. There are over 2,100 stock, mutual and other types of insurers in the life insurance business in the United States, a significant number of which are substantially larger than the Company. As of December 31, 1997, the Company had 233 employees.



         Regulation



The Company is subject to the laws of the state of Delaware governing insurance companies and to the regulation of the Delaware Insurance Department (Manulife New York is subject to the laws and regulation of the State of New York). In addition, the Company is subject to regulation under the insurance laws of other jurisdictions in which the Company operates. Regulation by each insurance department includes periodic examination to determine the Company's contract liabilities and reserves so that each insurance department may verify that these items are correct. Regulation by supervisory agencies includes licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulation of the type and amounts of investments permitted. The Company's books and accounts are subject to review by each insurance department and other supervisory agencies at all times, and the Company files annual statements with these agencies. A full examination of the Company's operations is conducted periodically by the Delaware insurance department.



In addition, several states, including Delaware and Michigan, regulate affiliated groups of insurers, such as the Company, under insurance holding company legislation. Manulife's state of entry for insurance regulatory purposes is Michigan. In addition, several of its insurance subsidiaries are domiciled there. Consequently, Michigan's Insurance Bureau has jurisdiction in applying such legislation to transactions between Manulife and its U.S. insurance company affiliates. Under such laws, intercompany transactions, transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies. Transactions between the Company and WLA are primarily regulated by Delaware, but may also be regulated by Michigan if the transaction involves Manulife or any of its insurance subsidiaries domiciled in Michigan.



Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments on the Company under these laws cannot be reasonably estimated. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.



Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Federal legislation that removed barriers preventing banks from engaging in the insurance business or that changed the Federal income tax treatment of insurance companies, insurance company products, or employee benefit plans could significantly affect the insurance business.



         Capital Requirements and Solvency Protection



         In order to enhance the regulation of insurer solvency, the National Association of Insurance Commissioners enforces minimum Risk Based Capital (RBC) requirements. The requirements are designed to monitor capital adequacy and to raise the level of protection that statutory surplus provides for policyholders. The RBC model law requires that life insurance companies report on a formula-based RBC standard which is calculated by applying factors to various asset, premium and reserve items. The formula takes into account risk characteristics of the life insurer, including asset risk, insurance risk, interest risk and business risk. If an insurer's ratio falls below certain thresholds, regulators will be authorized, and in some circumstance required, to take regulatory action.



         The Company's policy is to maintain capital and surplus balances well in excess of the minimums required under government regulations in all jurisdictions in which the Company does business. This was the case for each of the years ended December 31, 1997, 1996 and 1995.



         Impact of year 2000



Like other business organizations and individuals, the Company would be adversely affected if its computer systems and those of its service providers do not properly process and calculate date-related information and data from and after January 1, 2000. The Company is completing an assessment of the Year 2000 impact on its systems and business processes. Management believes that the Company will complete its Year 2000 project for all critical systems and processes by September 30, 1998, prior to any anticipated impact on the critical systems and processes.



         The date on which the Company believes it will complete the Year 2000 project is based on management's best estimates, which were derived utilizing numerous assumptions of future events. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer code, and other similar uncertainties.


SELECTED FINANCIAL DATA

                                                                        For the Years Ended December 31
                                                        ----------------------------------------------------------------
                                                            1997           1996           1995           1994*     1993*
                                                            ----           ----           ----           -----     -----
                                                                                 (in thousands)
Under Generally Accepted Accounting Principles:

Total Revenues                                          $   202,751    $   147,772    $   143,896

Income from Continuing Operations                            27,420         16,545         12,494

Net Income                                                   33,233         15,735         11,032

Total Separate Account Assets                             9,529,160      6,820,599      5,131,536

Total Assets                                             10,633,763      7,811,370      6,244,352

Separate Account Liabilities                              9,529,160      6,820,599      5,131,536

Payable to Affiliates                                       183,955        158,201        129,867

Total Liabilities                                        10,425,037      7,684,299      6,149,096

Shareholder's Equity                                        208,726        127,071         95,256



* Selected financial data under generally accepted accounting principles is not available for the 1994 and 1993 fiscal year. See Management's Discussion and Analysis and Notes to the Consolidated Financial Statements for additional information.



                                                            For the Years Ended December 31
                                 -------------------------------------------------------------------------
                                     1997           1996           1995            1994            1993
                                     ----           ----           ----            ----            ----
                                                              (in thousands)
On Statutory Basis **:

Total Revenues                   $ 1,733,920    $ 1,045,188    $   997,817     $ 1,176,476     $ 1,259,976

Net Income (Loss)                     22,259          3,067         (7,288)        (30,454)        (10,678)

Total Separate Account Assets      8,931,967      6,459,290      4,914,728       3,661,278       2,937,436

Total Assets                       9,055,820      6,517,773      4,962,504       4,240,250       3,415,584

Capital and Surplus                  139,171         69,554         50,158          59,408          51,723



** Statutory accounting practices differ in certain respects from generally accepted accounting principles. The significant differences relate to consolidation accounting, investments, deferred acquisition costs, deferred income taxes, non-admitted asset balances and reserve calculation assumptions.



All information presented elsewhere in this document is presented under generally accepted accounting principles.


OFFICERS AND DIRECTORS OF THE COMPANY

         The directors and executive officers of the Company, together with their principal occupations during the past five years, are as follows:


Name                                 Position with the Company                 Principal Occupation

John D. DesPrez III                  Director* and President                   Senior Vice President, U.S. Annuities,
Age: 41                                                                        Manulife, September 1996 to present; Director
                                                                               and President of the Company, September 1996
                                                                               to present; Vice President, Mutual Funds,
                                                                               Manulife, January, 1995 to September 1996,
                                                                               President and Chief Executive Officer, North
                                                                               American Funds, March 1993 to September 1996;
                                                                               Vice President and General Counsel of the
                                                                               Company, January 1991 to June 1994.

Peter S. Hutchison                   Director*                                 Senior Vice President, Corporate Taxation,
Age: 48                                                                        Manulife, January 1996 to present; Director
                                                                               of the Company January 1991 to present;
                                                                               Executive Vice President and Chief Financial
                                                                               Officer, North American Life, September 1994
                                                                               to December 31, 1995; Senior Vice President
                                                                               and Chief Actuary, North American Life, April
                                                                               1992 to August 1994.

John D. Richardson                   Director* and Chairman of the Board       Senior Vice President and General Manager,
Age: 60                                                                        U.S. Operations, Manulife, January 1995 to
                                                                               present; Director and Chairman of the Board
                                                                               of the Company, March 1997 to present; Senior
                                                                               Vice President and General Manager, Canadian
                                                                               Operations, Manulife, June 1992 to January
                                                                               1995.

Robert Boyda                         Vice President, Investment                Vice President, Investment Management
Age: 41                              Management Services                       Services of the Company, January 1997 to
                                                                               present; Assistant Vice President, Management
                                                                               Service, Manulife, August 1994 to January
                                                                               1997; General Manager, Retail Banking, CIBC,
                                                                               January 1987 to April 1994.

James R. Boyle                       Vice President, Administration            Vice President, Administration Accumulation
Age:  38                                                                       Products, Manulife September 1996  to
                                                                               present; Vice President, Administration of
                                                                               the Company, September 1996 to present; Vice
                                                                               President, Treasurer and Chief Administrative
                                                                               Officer, North American Funds, June 1994 to
                                                                               September 1996; Corporate Controller of the
                                                                               Company, July 1993 to June 1994; Mutual Fund
                                                                               Accounting Executive of the Company, June
                                                                               1992 to July 1993.

James D. Gallagher                   Vice President, Secretary and             Vice President, Legal Services U.S.
Age: 43                              General Counsel                           Operations, Manulife, January 1996 to
                                                                               present; Vice President, Secretary and
                                                                               General Counsel of the Company, June 1994 to
                                                                               present; Vice President and Associate General
                                                                               Counsel, The Prudential Insurance Company of
                                                                               America, 1990-1994.

Richard C. Hirtle                    Vice President, Strategic                 Vice President, Strategic Development,
Age: 42                              Development & Accumulation Life           Annuities, Manulife, December 1997 to
                                     Products                                  present; Vice President, Strategic
                                                                               Development & Accumulation Life Products of
                                                                               the Company December 1997 to present; Vice
                                                                               President, Treasurer, Chief Financial Officer
                                                                               of the Company November 1988 to December
                                                                               1997.

Hugh C. McHaffie                     Vice President, U.S. Annuities            Vice President, Product and Development,
Age: 39                              Product and Development                   Annuities, Manulife, January 1996 to present;
                                                                               Vice President U.S. Annuities Product and
                                                                               Development of the Company August 1994 to
                                                                               present; Product Development Executive of the
                                                                               Company, August 1990 to August 1994.

David W. Libbey                      Vice President, Treasurer, and            Vice President and Chief Financial Officer,
Age: 50                              Chief Financial Officer                   Annuities, Manulife, December 1997 to
                                                                               present; Vice President, Treasurer and Chief
                                                                               Financial Officer of the Company December
                                                                               1997 to present; Vice President, Finance of
                                                                               the Company June 1997 to December 1997; Vice
                                                                               President & Actuary, Paul Revere Insurance
                                                                               Group June 1970 to March 1997.

Janet Sweeney                        Vice President, Corporate Services        Vice President, Human Resources, U.S.
Age: 47                                                                        Operations, Manulife, January 1996 to
                                                                               present; Vice President, Corporate Services
                                                                               of the Company, January 1995 to present;
                                                                               Executive, Corporate Services of the Company,
                                                                               July 1989 to December 1994.

John G. Vrysen                       Vice President and Chief Actuary          Vice President and Chief Financial Officer,
Age: 42                                                                        U.S. Operations, Manulife, January 1996 to
                                                                               present; Vice President and Chief Actuary of
                                                                               the Company, January 1986 to present.


*Each Director is elected to serve until the next annual meeting of shareholders or until his or her successor is elected and qualified.

EXECUTIVE COMPENSATION


         The Company's executive officers may also serve as officers of one or more of Manulife's affiliates. Allocations have been made as to such officers' time devoted to duties as executive officers of the Company. The following table shows the allocated compensation paid or awarded to or earned by the Company's Chief Executive Officer for services provided to the Company. No other executive officer had allocated cash compensation in excess of $100,000.


                           Summary Compensation Table


----------------------------------------------------------------------------------------------------------------------
Name and Principal   Year    Salary      Bonus(1)   Other         Restricted    Securities       LTIP      All Other
Position                                            Annual        Stock         Under-lying      Payout    Comp-
                                                    Comp-         Award(s)      Options/SARs               ensation(3)
                                                    ensation(2)
----------------------------------------------------------------------------------------------------------------------
John D. DesPrez,     1997    $99,959     $39,292    N/A           N/A           N/A              N/A       $3,612
President
----------------------------------------------------------------------------------------------------------------------




(1) Bonus for 1996 performance paid in 1997.



(2) Does not include group health insurance since the plans are the same for all salaried employees. Other Annual Compensation disclosed only if the aggregate value of the perquisite exceeded the lesser of $50,000 or 10% of salary and bonus.



(3) Other Compensation includes the value of term life insurance premiums paid by Manulife for the benefit of the executive officer and Company paid 401(k) plan contributions. In prior years, this column included company paid pension plan contributions but this year there were no company paid contributions since the plan is overfunded.



         The Management Resources and Compensation Committee (the "Committee") of the Board of Directors for Manulife approves the compensation programs for all officers as well as the annual review of Manulife's Annual Incentive Plan awards and Long-Term Incentive Plan grants. Executive officers participate in certain plans sponsored by Manulife.



         Manulife's executive compensation policies are designed to recognize and reward individual performance as well as provide a total compensation package which is competitive with the median of Manulife's comparator group.



         Manulife's officer compensation program is comprised of three key components; base salary, annual incentive and long-term incentive.



         Salary



         The Committee approves the salary ranges and salary increase levels for all Vice Presidents and above based on competitive industry data for all markets in which Manulife operates. Salary increases to Manulife's officers and executive officers have been consistent with the salary increase programs approved for all employees.



         In establishing Manulife's competitive position and developing annual salary increase programs, Manulife uses several annual surveys as prepared by independent compensation consulting firms with reference to publicly disclosed information.



         The compensation of executive officers is determined by the individual to whom the officer reports and is approved by Manulife.


         Annual Incentive Plan


         Manulife's Annual Incentive Plan ("AIP") provides the opportunity to earn incentive bonuses based on the achievement of pre-established corporate and divisional earnings objectives and divisional and individual performance objectives. The AIP uses earnings and performance measures to determine awards with predetermined thresholds for each component as approved by the Committee annually. Incentive award levels are established for each participant based on organizational level. When corporate and divisional performance objectives are significantly exceeded, a participant can receive up to a maximum of 150% to 200% of the established incentive award which would result in incentive award levels ranging from 22.5% to 100% of base salary. For named executive officers, incentive award levels range from 20-35% of base salary assuming achievement of targeted performance objectives. If corporate and divisional performance objectives are above or below targeted pay the incentive award is adjusted according to plan guidelines.



         Long Term Incentive Plan



---------------------------------------------------------------------------------------------------------
      Name           Securities Units      Performance or            Estimated Future Payouts Under
                      of Other Rights    Other Period Until     Non-Securities-Price-Based Plans (US$)(3)
                          (#)(1)            Maturation or
                                              Payout(2)
                                                                -----------------------------------------
                                                                Threshold        Target(4)      Maximum
                                                                 ($ or #)        ($ or #)       ($ or #)
---------------------------------------------------------------------------------------------------------
John D. DesPrez,           2,942            Jan. 1, 2001            0            $16,940           N/A
President
---------------------------------------------------------------------------------------------------------



Notes:



(1) Each grant has two components: Cash Appreciation Rights and Retirement Appreciation Rights.



(2) The appreciation in the value of Cash Appreciation Rights are redeemed four years following the grant date. Retirement Appreciation Rights are only redeemed upon retirement or cessation of employment with the Company.



(3) Canadian Dollars converted to US dollars using a book rate of 1.36.



(4) The target is calculated assuming Cash Appreciation Rights are exercised in the fourth year. At that time 50% of the target is redeemed in cash and the balance continues to appreciate until redeemed upon retirement or cessation of employment.



         All employees at the Vice President level and above are eligible to participate in the Manulife Long-Term Incentive Plan.



         The purpose of the Long Term Incentive Plan is to encourage senior officers to act in the long term interests of Manulife and to provide an opportunity to share in value creation as measured by the changes in Manulife's statutory surplus. The Plan is an appreciation rights plan which requires that substantial portion of any accumulated gain remain invested with Manulife during the participant's career with Manulife.



         The Committee reviews the Plan on an annual basis with respect to Manulife's performance, targeted growth and competitive position. Based on management's recommendations, the Committee approves certain officers for participation in Plan, when grants will be awarded, and the size and terms of grant.



         Grants are determined as a percentage of the participant's base salary or Canadian job grade midpoint depending on organization level of the participant.



         Each grant has two components: cash appreciation rights and retirement appreciation rights which are granted in tandem on a one-for-one basis. Grants appreciate proportionally to the statutory surplus of Manulife. Cash appreciation rights are exercised on the fourth anniversary of the grant whereas retirement appreciation rights may only be exercised upon retirement. The net present value of the payout opportunity after four years varies between 20% to 100% of base salary depending on the organization level of the participant.



         Perquisites



         In addition to cash compensation, all officers are entitled to a standard benefit package including medical, dental, pension, basic and dependent life insurance, defined contribution plan and long and short-term disability coverage.



         US domiciled officers at the Vice President levels and above are provided with an automobile and parking benefit, cellular telephone and computer. The automobile benefit covers insurance and maintenance. There are no other benefit packages which currently enhance overall compensation by more than 10%.



         US Retirement Plans

         The United States domiciled executive officers of The Manufacturers Life Insurance Company (U.S.A.) ("ManUSA") and the Company continue to earn Pension Benefits pursuant to their plan membership prior to the merger of Manulife and NAL. In addition they are also eligible for benefits under the Supplemental Pension Plan for United States Salaried Employees of Manulife. Their participation also continues in their respective 401(k) Savings Plans (Manulife Financial 401(k) Savings Plan and North American Security Life 401(k) Savings Plan).



         North American Life Staff Pension Fund 1948 For United States Members



Under the North American Life Staff Pension Fund 1948 For United States Members, income is payable for the life of the executive officer, with a guarantee of a minimum of 120 monthly payments. The defined benefit pension plan vests with five years of service. The normal retirement benefit is a monthly pension benefit in an amount equal to the Employer Pension Credit. Employer Pension units are equal to the average of 1.1% of compensation plus 0.4% of compensation in excess of the Social Security Taxable Wage Base during the employee's last five years of employment, multiplied by the years of benefit service earned after December 31, 1966 (Maximum 35 years). Normal retirement age is 65. Early retirement is age 55 with 5 years of service.



Combined pension benefits at age 65 under this arrangement are as follows:



--------------------------------------------------------------------------------------------------------
                                                           Years of Service
                               -------------------------------------------------------------------------
Remuneration ($)                 15              20               25               30               35
--------------------------------------------------------------------------------------------------------
                                 $                $               $                $                $
--------------------------------------------------------------------------------------------------------
        $125,000               21,881          29,175           36,468           43,762           51,056

         150,000               26,995          35,994           44,992           53,990           62,989

         175,000               30,239          40,318           50,398           60,478           70,557

         200,000               30,510          40,680           50,850           61,020           71,190

         225,000               30,510          40,680           50,850           61,020           71,190

         250,000               30,510          40,680           50,850           61,020           71,190

         300,000               30,510          40,680           50,850           61,020           71,190

         400,000               30,510          40,680           50,850           61,020           71,190
========================================================================================================




Mr. DesPrez has 6.9 years of credited service.



         Supplemental Pension Plan for United States Salaried Employees of Manulife Financial



         In addition to their respective pension plans, executives officers are eligible for benefits under the Supplemental Pension Plan for United States Salaried Employees of Manulife Financial. This is a non-contributory, non-qualified plan intended to provide additional pension income. The pension earned under the Supplemental Pension Plan for United States Salaried Employees of Manulife is 60% of the first $200,000 of Final Average Earnings, plus 30% of the next $300,000, plus 10% of amount over $500,000, less 15.75% of their Social Security Offset Base, multiplied by the number of years of service (maximum 35). This benefit is offset by pension benefit payable from the executive officer's respective Qualified Plan.



Combined pension benefits at age 65 under this arrangement were as follows:



--------------------------------------------------------------------------------------------------------
                                                           Years of Service
                               -------------------------------------------------------------------------
Remuneration ($)                 15               20              25               30              35
--------------------------------------------------------------------------------------------------------
                                 $                $               $                $                $
--------------------------------------------------------------------------------------------------------
         $150,000                   0                0               0                0                0

          175,000               2,138            2,850           3,563            4,275            4,988

          200,000               7,673           10,230          12,788           15,345           17,903

          225,000              12,930           17,240          21,550           25,860           30,170

          250,000              15,853           21,137          26,421           31,705           36,989

          300,000              21,697           28,930          36,162           43,395           50,627

          400,000              33,387           44,516          55,645           66,774           77,903

          500,000              45,077           60,102          75,128           90,153          105,179
========================================================================================================



         North American Security Life 401(k) Savings Plan



         The Company offers a 401(k) savings plan. This plan allows employees of the Company to contribute 6% of their annual earnings up to the yearly compensation limits of $160,000 for 1997. The yearly maximum an employee can contribute is $9,500 for 1997. The Company matches 50% of employees contributions as well as contributes a floor amount of 2% of base pay. Employees become 100% vested in the employer matching contributions if he or she retires on or after age 65, becomes disabled or dies. Otherwise employees become vested in the employer contribution through the following vesting schedule:



         Years of Service                  Vested Percentage
         less than 3                                 0%
         at least 3                             33 1/3%
         at least 4                             66 2/3%
         5 or more                                 100%



         Employment Contract



         Mr. DesPrez's previous compensation package with the Company (the "Previous Agreement") included a termination provision which was subsequently incorporated into his employment agreement with ManUSA. The Previous Agreement was due to expire 3 years from the date (January 1, 1996) NAL merges with Manulife. The provision provides that if a termination occurs without just and proper cause prior to January 1, 1999, the Mr. DesPrez shall be entitled to receive the following severance allowances and benefits in equal semi-monthly installments on the date of termination for a period of 18 months: one twelfth the sum of his annual base salary and the average of his last two years bonus payments multiplied by the number of months in the severance period. He would also receive a lump sum payment equal to the monthly average of his annual bonus payments for the last two years multiplied by the number of full months in which he provided employment services to the Company during the calendar year in which he is terminated. The Employer will continue to pay for premiums for the benefit of Mr. DesPrez under the Employer's group life, medical, dental and vision insurance plans. Any unvested pension benefits shall vest at date of termination. The employer will pay for outplacement counseling services up to a maximum of $25,000.


         Directors of the Company, all of whom are also officers or employees of the Company or its affiliates, receive no compensation in addition to their compensation as officers or employees of the Company or its affiliates. No shares of the Company or any of its affiliates are owned by any executive officer or Director of the Company.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA SEPARATE ACCOUNT D, FORMERLY, NASL FIXED ACCOUNT (THE "FIXED ACCOUNT")

         The Company established the Fixed Account in 1996 as a separate account under Delaware law. It is not a registered investment company. The Fixed Account holds assets that are segregated from all of the Company's other assets. The Fixed Account is currently used only to support the obligations under the contracts offered by this prospectus. These obligations are based on interest rates credited to the contracts and do not depend on the investment performance of the Fixed Account. Any gain or loss in the Fixed Account accrues solely to the Company and the Company assumes any risk associated with the possibility that the value of the assets in the Fixed Account might fall below the reserves and other liabilities that must be maintained. Should the value of the assets in the Fixed Account fall below reserve and other liabilities, the Company will transfer assets from its General Account to the Fixed Account to make up the shortfall. The Company reserves the right to transfer to its General Account any assets of the Fixed Account in excess of such reserves and other liabilities and to maintain assets in the Fixed Account which support any number of annuities which the Company offers or may offer. The assets of the Fixed Account are not insulated from the claims of the Company's creditors and may be charged with liabilities which arise from other business conducted by the Company. Thus the Company may, at its discretion if permitted by applicable state law, transfer existing Fixed Account assets to, or place future Fixed Account allocations in, it General Account for purposes of administration.

         The assets of the Fixed Account will be invested in those assets chosen by the Company and permitted by applicable state laws for separate account investment. As noted above under "REINSURANCE", Peoples is responsible for investing an agreed upon percentage (currently, 100%) of the assets in the Fixed Account.

DISTRIBUTION OF THE CONTRACT


         MSS, located at 73 Tremont Street, Boston, Massachusetts 02108, a Delaware limited liability company controlled by the Company, is the principal underwriter of the contracts in addition to providing advisory services to the Trust. MSS is a broker-dealer registered under the 1934 Act and a member of the National Association of Securities Dealers, Inc. ("NASD"). MSS has entered into a non-exclusive promotional agent agreement with WLA. WLA is a broker-dealer registered under the 1934 Act and a member of the NASD. WLA is a wholly owned subsidiary of a holding company that is 62.5% owned by The Manufacturers Life Insurance Company (U.S.A.), 22.5% owned by MRL Holding, LLC and approximately 15% owned by the principals of WLA. Sales of the contracts will be made by registered representatives of broker-dealers authorized by MSS to sell them. Such registered representatives will also be licensed insurance agents of the Company. Under the promotional agent agreement, WLA will recruit and provide sales training and licensing assistance to such registered representatives. In addition, Wood Logan will prepare sales and promotional materials for the Company's approval. MSS will pay distribution compensation to selling brokers in varying amounts which under normal circumstances are not expected to exceed 7% of purchase payments. In addition, MSS may pay trail compensation after the first contract year, which under normal circumstances will not exceed 0.25% of contract value per year. MSS may from time to time pay additional compensation pursuant to promotional contests. Additionally, in some circumstances, MSS will provide reimbursement of certain sales and marketing expenses. MSS will pay the promotional agent for providing marketing support for the distribution of the contracts.



CONFIRMATION STATEMENTS



         Owners will be sent confirmation statements for certain transactions in their account. Owners should carefully review these statements to verify their accuracy. Any mistakes should immediately be reported to the Company's Annuity Service Office. If the owner fails to notify the Company's Annuity Service Office of any mistake within 60 days of the mailing of the confirmation statement, the owner will be deemed to have ratified the transaction.


LEGAL PROCEEDINGS

         There are no material pending legal proceedings, other than ordinary routine litigation, to which either the Company or any of its subsidiaries is a party or to which any of their property is subject and, to the best knowledge of the Company, no such proceedings are contemplated by any governmental authority.

LEGAL MATTERS

         All matters of applicable state law pertaining to the contract, including the Company's right to issue the contract thereunder, have been passed upon by James D. Gallagher, Esq., Vice President, Secretary and General Counsel of the Company.

INDEPENDENT AUDITORS


         The financial statements of the Company at December 31, 1997 and 1996 and for the years then ended appearing in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



         The consolidated statements of income, changes in shareholder's equity and cash flows for the year ended December 31, 1995, appearing in this Registration Statement have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


NOTICES AND REPORTS TO CONTRACT OWNERS

         At least once each contract year, the Company will send to contract owners a statement showing the contract value of the contract as of the date of the statement. The statement will also show premium payments and any other information required by any applicable law or regulation.

 CONTRACT OWNER INQUIRIES

         All contract owner inquiries should be directed to the Company's Annuity Service Office at P.O. Box 9230, Boston, Massachusetts 02205-9230.

                               FEDERAL TAX MATTERS

INTRODUCTION


         The following discussion of the Federal income tax treatment of the Contracts is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The Federal income tax treatment of the Contracts is unclear in certain circumstances, and a qualified tax adviser should always be consulted with regard to the application of law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.


         The 1999 Budget Proposal dated February 2, 1998 contains proposals to change the taxation of non-qualified annuity contracts. The 1999 Budget Proposal proposes to tax exchanges of variable contracts for fixed contracts, exchanges of fixed contracts for variable contracts, exchanges of variable contracts for variable contracts and reallocation within variable contracts. Currently, owners of annuity contracts may exchange their contracts for another annuity without currently incurring tax, and reallocations among investment options are not treated as a taxable exchange. In addition, the 1999 Budget Proposal proposes that the contract owner's basis in annuity contracts be reduced annually by 1.25% of the cash value for purposes of determining the taxable gain on surrenders, withdrawals, and all annuity payments except those made for life at the rates guaranteed in the contract. Currently, basis in annuity contracts is not reduced by this amount. The 1999 Budget Proposal states that it generally would apply only to contracts issued after the date of first congressional committee action, but that the new exchange and reallocation rules would also apply to any existing contract that was materially changed. While it is uncertain whether the Budget Proposal will become law, if the 1999 Budget Proposal is enacted substantially as proposed, withdrawal charges will be waived (see "CHARGES AND DEDUCTIONS - Reduction or Elimination of Withdrawal Charge").


         This discussion does not address state or local tax consequences associated with the purchase of the Contracts. In addition, THE COMPANY MAKES NO GUARANTEE REGARDING ANY TAX TREATMENT -- FEDERAL, STATE OR LOCAL -- OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.

THE COMPANY'S TAX STATUS


         The Company is taxed as a life insurance company under the Code. The assets in the separate account will be owned by the Company, and the income derived from such assets will be includible in the Company's income for Federal income tax purposes.


TAXATION OF ANNUITIES IN GENERAL

         Tax Deferral During Accumulation Period

         Under existing provisions of the Code, except as described below, any increase in an owner's contract value is generally not taxable to the owner or annuitant until received, either in the form of annuity payments as contemplated by the Contracts, or in some other form of distribution. However, this rule applies only if the owner is an individual.


         As a general rule, deferred annuity contracts held by "non-natural persons", such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for Federal income tax purposes. The income on such contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the owner during the taxable year. There are several exceptions to this general rule for non-natural contract owners. First, annuity contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as an agent for a natural person. Thus, if a group annuity contract is held by a trust or other entity as an agent for contract owners who are individuals, those individuals should be treated as owning an annuity contract for Federal income tax purposes. However, this exception will not apply in the case of any employer which is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees.


         Other exceptions to the general rule for non-natural contract owners will apply with respect to (1) annuity contracts acquired by an estate of a decedent by reason of the death of the decedent, (2) certain annuity contracts issued in connection with various qualified retirement plans, (3) annuity contracts purchased by employers upon the termination of certain qualified retirement plans, (4) certain annuity contracts used in connection with structured settlement agreements, and (5) annuity contracts purchased with a single premium when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.


         In addition to the foregoing, if the Contract's maturity date occurs, or is scheduled to occur, at a time when the annuitant is at an advanced age, such as over age 85, it is possible that the owner will be taxable currently on the annual increase in the contract value.

         The remainder of this discussion assumes that the contract will constitute an annuity for Federal tax purposes.


         Taxation of Partial and Total Withdrawals


         In the case of a partial withdrawal, amounts received generally are includible in income to the extent the owner's contract value before the withdrawal exceeds his or her "investment in the contract." In the case of a total withdrawal, amounts received are includible in income to the extent they exceed the "investment in the contract". For these purposes the investment in the contract at any time equals the total of the purchase payments made under the Contract to that time (to the extent such payments were neither deductible when made nor excludable from income as, for example, in the case of certain employer contributions to Qualified Plans) less any amounts previously received from the Contract which were not included in income.



         Other than in the case of Contracts issued in connection with certain Qualified Plans (which generally cannot be assigned or pledged), any assignment or pledge (or agreement to assign or pledge) any portion of the contract value is treated as a withdrawal of such amount or portion. The investment in the contract is increased by the amount includible in income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If an owner transfers his or her interest in a Contract without adequate consideration to a person other than the owner's spouse (or to a former spouse incident to divorce), the owner will be taxed on the difference between his or her contract value and the investment in the contract at the time of transfer. In such case, the transferee's investment in the contract will be increased to reflect the increase in the transferor's income.



         There is some uncertainty regarding the treatment of the market value adjustment for purposes of determining the amount includible in income as a result of any partial withdrawal or transfer without adequate consideration. Congress has given the IRS regulatory authority to address this uncertainty. However, as of the date of this Prospectus, the IRS has not issued any regulations addressing these determinations.


         Taxation of Annuity Payments


         Normally, the portion of each annuity payment taxable as ordinary income is equal to the excess of the payment over the exclusion amount. The exclusion amount is the amount determined by multiplying (1) the payment by (2) the ratio of the investment in the contract, adjusted for any period certain or refund feature, to the total expected value of annuity payments for the term of the Contract (determined under Treasury Department regulations). A simplified method of determining the taxable portion of annuity payments applies to Contracts issued in connection with certain Qualified Plans other than IRAs.


         Once the total amount of the investment in the contract is excluded using this ratio, annuity payments will be fully taxable. If annuity payments cease because of the death of the annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction to the annuitant in his last taxable year.

         There may be special income tax issues present in situations where the owner and the annuitant are not the same person or are not married. A tax advisor should be consulted in those situations.

         Taxation of Death Benefit Proceeds


         Amounts may be distributed from a Contract because of the death of an owner or the annuitant. Prior to the maturity date, such death benefit proceeds are includible in income as follows: (1) if distributed in a lump sum, they are taxed in the same manner as a full withdrawal, as described above, or (2) if distributed under an annuity option, they are taxed in the same manner as annuity payments, as described above. After the maturity date, where a guaranteed period exists under an annuity option and the annuitant dies before the end of that period, payments made to the beneficiary for the remainder of that period are includible in income as follows: (1) if received in a lump sum, they are includible in income to the extent that they exceed the unrecovered investment in the Contract at that time, or (2) if distributed in accordance with the existing annuity option selected, they are fully excludable from income until the remaining investment in the Contract is deemed to be recovered, and all annuity payments thereafter are fully includible in income.


         Penalty Tax on Premature Distributions

         Where a Contract has not been issued in connection with a Qualified Plan, there generally is a 10% penalty tax on the taxable amount of any payment from the Contract unless the payment is: (a) received on or after the owner reaches age 59-1/2; (b) attributable to the owner's becoming disabled (as defined in the tax law); (c) made on or after the death of the owner or, if the owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law); (d) made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the annuitant or the joint lives (or joint life expectancies) of the annuitant and a "designated beneficiary" (as defined in the tax law); or (e) made under a Contract purchased with a single premium when the maturity date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

         Aggregation of Contracts

         In certain circumstances, the IRS may determine the amount of an annuity payment or a withdrawal from a Contract that is includible in income by combining some or all of the annuity contracts owned by an individual which are not issued in connection with a Qualified Plan. For example, if a person purchases a Contract offered by this Prospectus and also purchases at approximately the same time an immediate annuity, the IRS may treat the two contracts as one contract.

         In addition, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including withdrawals prior to the maturity date) is includible in income. Thus, if during a calendar year a person buys two or more of the Contracts offered by this Prospectus (which might be done, for example, in order to invest amounts in different guarantee periods), all of such Contracts would be treated as one Contract in determining whether withdrawals from any of such Contracts are includible in income.

         The effects of such aggregation are not clear and depend on the circumstances. However, aggregation could affect the amount of a withdrawal that is taxable and the amount that might be subject to the 10% penalty tax described above.

         Loss of Interest Deduction Where Contracts are Held by or for the Benefit of Certain Non-Natural Persons


         In the case of Contracts issued after June 8, 1997 to a non-natural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, recent changes in the tax law may result in otherwise deductible interest no longer being deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the Contract. However, this interest deduction disallowance does not affect Contracts where the income on such Contracts is treated as ordinary income that is received or accrued by the owner during the taxable year. Entities that are considering purchasing the Contract, or entities that will be beneficiaries under a Contract, should consult a tax advisor.


QUALIFIED RETIREMENT PLANS

         In General


         The Contracts are also designed for use in connection with certain types of qualified retirement plans which receive favorable treatment under the Code. Numerous special tax rules apply to participants in such Qualified Plans and to Contracts used in connection with such Qualified Plans. Therefore, no attempt is made in this Prospectus to provide more than general information about use of the Contract with the various types of Qualified Plans.



                  The tax rules applicable to qualified plans vary according to the type of plan and the terms and conditions of the plan itself. For example, for both withdrawals and annuity payments under certain qualified Contracts, there may be no "investment in the Contract" and the total amount received may be taxable. Also, loans from Qualified Contracts, where allowed, are subject to a variety of limitations, including restrictions as to the amount that may be borrowed, the duration of the loan, and the manner in which the loan must be repaid. (Owners should always consult their tax advisors and retirement plan fiduciaries prior to exercising their loan privileges.) Both the amount of the contribution that may be made, and the tax deduction or exclusion that the owner may claim for such contribution, are limited under Qualified Plans. Those who are considering purchase of a contract for use in connection with a qualified retirement plan should consider, in evaluating the suitability of the contract, that the contract allows only a single premium purchase payment in an amount of at least $5,000. If this Contract is used in connection with a Qualified Plan, the owner and annuitant must be the same individual. If a co-annuitant is named, all distributions made while the annuitant is alive must be made to the annuitant. Also, if a co-annuitant is named who is not the annuitant's spouse, the annuity options which are available may be limited, depending on the difference in ages between the annuitant and co-annuitant. Furthermore, the length of any guarantee period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code.

                  In addition, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. For example, failure to comply with minimum distribution requirements applicable to Qualified Plans will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan. In the case of Individual Retirement Annuities ("IRA"), distributions of minimum amounts (as specified in the tax law) must generally commence by April 1 of the calendar year following the calendar year in which the owner attains age 70-1/2. In the case of certain other Qualified Plans, distributions of such minimum amounts generally must commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires.



                  There is also a 10% penalty tax on the taxable amount of any payment from certain qualified Contracts (but not section 457 plans). (The amount of the penalty tax is 25% of the taxable amount of any payment received from a "SIMPLE retirement account" during the 2-year period beginning on the date the individual first participated in any qualified salary reduction agreement (as defined in the tax law) maintained by the individual's employer.) There are exceptions to this penalty tax which vary depending on the type of Qualified Plan. In the case of an IRA, including a "SIMPLE IRA", exceptions provide that the penalty tax does not apply to a payment (a) received on or after the owner reaches age 59-1/2, (b) received on or after the owner's death or because of the owner's disability (as defined in the tax law), or (c) made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the owner or for the joint lives (or joint life expectancies) of the owner and designated beneficiary (as defined in the tax law). These exceptions, as well as certain others not described herein, generally apply to taxable distributions from other Qualified Plans (although, in the case of plans qualified under sections 401 and 403, exception "c" above for substantially equal periodic payments applies only if the owner has separated from service). In addition, the penalty tax does not apply to certain distributions from IRAs taken after December 31, 1997 which are used for qualified first time home purchases or for higher education expenses. Special conditions must be met to qualify for these two exceptions to the penalty tax. Those wishing to take a distribution from an IRA for these purposes should consult their tax advisor.


         When issued in connection with a Qualified Plan, a Contract will be amended as generally necessary to conform to the requirements of the plan. However, owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, the Company shall not be bound by terms and conditions of Qualified Plans to the extent such terms and conditions contradict the Contract, unless the Company consents.

         Qualified Plan Types

         Following are brief descriptions of various types of Qualified Plans in connection with which the Company may issue a Contract.


         Individual Retirement Annuities. Section 408 and 408A of the Code permits eligible individuals to contribute to an individual retirement program known as an "IRA". IRAs are subject to limits on the amounts that may be contributed, the persons who may be eligible and on the time when distributions may commence. Also, distributions from certain Qualified Plans may be "rolled over" on a tax-deferred basis into an IRA. The Contract may not, however, be issued in connection with an "Education IRA" under Section 530 of the Code.


         Simplified Employee Pensions (SEP-IRAs). Section 408(k) of the Code allows employers to establish simplified employee pension plans for their employees, using the employees' IRAs for such purposes, if certain criteria are met. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to IRAs. Employers intending to use the Contract in connection with such plans should seek competent advice.


         SIMPLE IRAs. Section 408(p) of the Code permits certain small employers to establish "SIMPLE retirement accounts", including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. Employers intending to use the Contract in connection with such plans should seek competent advice.



         Roth IRAs. Recently enacted Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Roth IRAs differ from other IRAs in several respects. Among the differences is that, although contributions to a Roth IRA are not deductible, "qualified distributions" from a Roth IRA will be excludable from income. The eligibility and mandatory distribution requirements for Roth IRAs also differ from non-Roth IRAs. Furthermore, a rollover may be made to a Roth IRA only if it is a "qualified rollover contribution." A "qualified rollover contribution" is a rollover contribution to a Roth IRA from another Roth IRA or from a non-Roth IRA, but only if such rollover contribution meets the rollover requirements for IRAs under section 408(d)(3) of the Code. In the case of a qualified rollover contribution or a transfer from a non-Roth IRA to a Roth IRA, any portion of the amount rolled over which would be includible in gross income were it not part of a qualified rollover contribution or a nontaxable transfer will be includible in gross income. However, the 10 percent penalty tax on premature distributions generally will not apply to such amounts.



         All or part of amounts in a non-Roth IRA may be converted into a Roth IRA. Such a conversion can be made without taking an actual distribution from the IRA. For example, an individual may make a conversion by notifying the IRA issuer or trustee, whichever is applicable. The conversion of an IRA to a Roth IRA is a special type of qualified rollover distribution. Hence, the IRA participant must be eligible to make a qualified rollover distribution in order to convert an IRA to a Roth IRA. A conversion typically will result in the inclusion of some or all of the IRA value in gross income, as described above. Persons with adjusted gross incomes in excess of $100,000 or who are married and file a separate return are not eligible to make a qualified rollover contribution or a transfer in a taxable year from a non-Roth IRA to a Roth IRA.



         Any "qualified distribution" from a Roth IRA is excludible from gross income. A "qualified distribution" is a payment or distribution which satisfies two requirements. First, the payment or distribution must be (a) made after the Owner attains age 59-1/2, (b) made after the Owner's death, (c) attributable to the Owner being disabled, or (d) a qualified first-time homebuyer distribution within the meaning of section 72(t)(2)(F) of the Code. Second, the payment or distribution must be made in a taxable year that is at least five years after
(a) the first taxable year for which a contribution was made to any Roth IRA established for the Owner, or (b) in the case of a payment or distribution properly allocable to a qualified rollover contribution from a non-Roth IRA (or income allocable thereto), the taxable year in which the rollover contribution was made. A distribution from a Roth IRA which is not a qualified distribution is generally taxed in the same manner as a distribution from non-Roth IRAs. Distributions from a Roth IRA need not commence at age 70-1/2.



         The state income tax treatment of a Roth IRA may differ from he federal income tax treatment of a Roth IRA. A tax advisor should be consulted regarding state law treatment of a Roth IRA.



         Corporate and Self-Employed ("H.R. 10" and "Keogh") Pension and Profit-Sharing Plans. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh", permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. Employers intending to use the Contract in connection with such plans should seek competent advice.


         Tax-Sheltered Annuities. Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of purchase payments from gross income for tax purposes. These annuity contracts are commonly referred to as "tax-sheltered annuities." Purchasers of the Contracts for such purposes should seek competent advice as to eligibility, limitations on permissible amounts of purchase payments and other tax consequences associated with the Contracts.

         Section 403(b) Policies contain restrictions on withdrawals of (i) contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988, (ii) earnings on those contributions, and (iii) earnings in such years on amounts held as of the last year beginning before January 1, 1989. These amounts can be paid only if the employee has reached age 59-1/2, separated from service, died, become disabled, or in the case of hardship. Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. (These limitations on withdrawals do not apply to the extent the Company is directed to transfer some or all of the contract value to the issuer of another tax-sheltered annuity or into a Section 403(b)(7) custodial account.)

         Deferred Compensation Plans of State and Local Governments and Tax-Exempt Organizations. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-exempt organization will not be treated as an annuity contract for Federal income tax purposes. Those who intend to use the Contract in connection with such plans should seek competent advice.


         Direct Rollover Rules

         In the case of Contracts used in connection with a pension, profit-sharing, or annuity plan qualified under Sections 401(a) or 403(a) of the Code, or in the case of a Section 403(b) tax sheltered annuity, any "eligible rollover distribution" from the Contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under Section 401(a) of the Code, qualified annuity plan under Section 403(a) of the Code, or Section 403(b) tax sheltered annuity or custodial account, excluding certain amounts (such as minimum distributions required under Section 401(a)(9) of the Code and distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more).

         Under these requirements, withholding at a rate of 20% will be imposed on any eligible rollover distribution. In addition, the participant in these qualified retirement plans cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, the participant elects to have amounts directly transferred to certain qualified retirement plans (such as to an Individual Retirement Annuity). Prior to receiving an eligible rollover distribution, a notice will be provided explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.

FEDERAL INCOME TAX WITHHOLDING


         The Company will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies the Company at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, the Company may be required to withhold tax. The withholding rates applicable to the taxable portion of periodic annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. The withholding rate applicable to the taxable portion of non-periodic payments (including withdrawals prior to the maturity date and conversions of, or rollovers from, non-Roth IRAs to Roth IRAs) is 10%. As described above, the withholding rate applicable to eligible rollover distributions is 20%.


GENERAL MATTERS

RESTRICTIONS UNDER THE TEXAS OPTIONAL RETIREMENT PROGRAM


         Section 830.105 of the Texas Government Code permits participants in the Texas Optional Retirement Program ("ORP") to withdraw their interest in a deferred annuity contract issued under the ORP only upon (1) termination of employment in the Texas public institutions of higher education, (2) retirement,
(3) death, or (4) the participant's attainment of age 70 1/2. Accordingly, before any amounts may be distributed from the contract, proof must be furnished to the Company that one of the four events has occurred. The foregoing restrictions on withdrawal do not apply in the event a participant in the ORP transfers his or her contract value to another contract or another qualified custodian during the period of participation in the ORP.

                                   APPENDIX A

                  EXAMPLES OF CALCULATION OF WITHDRAWAL CHARGE

EXAMPLE 1 - Assume a single payment of $50,000 is made into the contract, there are no transfers or partial withdrawals and the withdrawal is not made at the end of a guarantee period. The table below illustrates three examples of the withdrawal charges that would be imposed if the contract is completely withdrawn during the contract year shown, based on hypothetical contract values and assuming no market value adjustment.

                  HYPOTHETICAL           FREE
CONTRACT          CONTRACT               WITHDRAWAL           AMOUNT SUBJECT TO   WITHDRAWAL
YEAR              VALUE                  AMOUNT               WITHDRAWAL CHARGE   CHARGE
                                                                                  ---------------------
                                                                                  PERCENT        AMOUNT
-------------------------------------------------------------------------------------------------------
2                 55,000                 5,000(a)             50,000              6%             3,000
6                 60,000                 5,000(b)             55,000              2%             1,100
8                 70,000                 5,000                     0(c)           0%                 0

(a) During any contract year the free withdrawal amount is 10% of the single payment made under the contract less any prior partial withdrawals in that contract year. Ten percent of payments less prior withdrawals equals $5,000 ($5,000-0). Consequently, on total withdrawal $5,000 is withdrawn free of the withdrawal charge and the withdrawal charge is assessed against the remaining balance of $50,000 (contract value less free withdrawal amount).

(b) The free withdrawal amount is again equal to $5,000 and the withdrawal charge is applied to the remaining balance of $55,000 (contract value less free withdrawal amount).

(c)      There is no withdrawal charge after 7 contract years.

EXAMPLE 2 - Assume a single payment of $50,000 is made into the contract and that no transfers are made. The table below illustrates two partial withdrawals made during the third contract year of $2,000 and $7,000 and assumes no market value adjustment applies.

HYPOTHETICAL                                 FREE
CONTRACT                PARTIAL WITHDRAWAL   WITHDRAWAL        AMOUNT SUBJECT TO   WITHDRAWAL
VALUE                   REQUESTED            AMOUNT            WITHDRAWAL CHARGE   CHARGE
                                                                                   ----------------------
                                                                                   PERCENTAGE      AMOUNT
---------------------------------------------------------------------------------------------------------
65,000                  2,000                2,000(a)              0               5%                0
63,000                  7,000                3,000(b)          4,000               5%              200

(a) The free withdrawal amount during any contract year is 10% of the single payment made under the contract less any prior withdrawals in that contract year. Ten percent of the payment less prior withdrawals equals $5,000 ($5,000-0). The amount requested ($2,000) is less than the free withdrawal amount; therefore, no withdrawal charge applies.

(b) Since $2,000 has already been withdrawn in the current contract year, the remaining free withdrawal amount during the third contract year is $3,000. The $7,000 partial withdrawal will consist of $3,000 free of withdrawal charge, and the remaining $4,000 will be subject to a withdrawal charge.


Withdrawals may be subject to a market value adjustment in addition to the withdrawal charge described above (see "MARKET VALUE ADJUSTMENT.")

                                   APPENDIX B

                        MARKET VALUE ADJUSTMENT EXAMPLES

         The market value adjustment factor is determined by the following formula: ((1+i)/(1+j)) n/12 where:

         i - The initial guaranteed interest rate or renewal guaranteed interest rate currently being earned on the contract.

         j - The guaranteed interest rate available, on the date the request is processed by the Company, for a guarantee period with the same length as the period remaining in the initial renewal guarantee period or RENEWAL guarantee period. If the guarantee period of this length is not available, the guarantee period with the next highest duration which is maintained by the Company will be chosen.

         n - The number of complete months remaining to the end of the initial guarantee period or renewal guarantee period.

Example 1

Payment                             $100,000

Initial guarantee period            5 years

Initial guaranteed interest
 rate                               5.00% per annum

Guaranteed interest rate for
three year guarantee period         6.00% per annum

Transfer to a different
 guarantee period                   middle of contract year 3

Contract value at middle of
 contract year 3                    =$100,000 x 1.05(2.5)=$112,972.63

Amount transferred to a
 different guarantee period         =$112,972.63 x market value adjustment factor

Market value adjustment             =((1+i)/(1+j))(n/12)
factor                            i = .05
                                  j = .06
                                  n = 30
                                    =(1.05/1.06)(30/12)
                                    =0.9765817

Amount transferred to a
 different guarantee period         =$112,972.63 x 0.9765817
                                    =$110,327.00

Example 2

Payment                             $100,000

Initial guarantee period            5 years

Initial guaranteed interest         5.00% per annum
 rate

Guaranteed interest rate for
 three year guarantee period        4.00% per annum

Transfer to a different
 guarantee period                   middle of contract year 3

Contract value at middle of         =$100,000 x 1.05(2.5)=$112,972.63
 contract year 3

Amount transferred to a
 different guarantee period         =$112,972.63 x market value adjustment factor

Market value adjustment
factor                              =((1+i)/(1+j))(n/12)
                                  i = .05
                                  j = .04
                                  n = 30
                                    =(1.05/1.04)(30/12)
                                    =1.0242121

Amount transferred to a
 different guarantee period         =$112,972.63 x 1.0242121
                                    =$115,707.93

                                   APPENDIX C

                               STATE PREMIUM TAXES

Premium taxes vary according to the state and are subject to change. In many jurisdictions there is no tax at all. For current information, a tax adviser should be consulted.


                                                            TAX RATE

                                                 QUALIFIED        NON-QUALIFIED
STATE                                            CONTRACTS          CONTRACTS
--------------------------------------------------------------------------------
CALIFORNIA ................................         .50%              2.35%
DISTRICT OF COLUMBIA ......................        2.25%              2.25%
KENTUCKY ..................................        2.00%              2.00%
MAINE .....................................         .00%              2.00%
NEVADA ....................................         .00%              3.50%
PUERTO RICO ...............................        1.00%              1.00%
SOUTH DAKOTA* .............................         .00%              1.25%
WEST VIRGINIA .............................        1.00%              1.00%
WYOMING ...................................         .00%              1.00%



* Premium tax paid upon receipt of premium (no tax at annuitization if tax paid on premium at issue).

                                        AUDITED CONSOLIDATED
                                        FINANCIAL STATEMENTS



                                        THE MANUFACTURERS LIFE
                                        INSURANCE COMPANY OF NORTH
                                        AMERICA (FORMERLY NORTH
                                        AMERICAN SECURITY LIFE
                                        INSURANCE COMPANY)



                                        Years ended December 31, 1997, 1996
                                        and 1995

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

                    Audited Consolidated Financial Statements


                  Years ended December 31, 1997, 1996 and 1995




                                    CONTENTS

Report of Independent Auditors............................................... 28

Audited Consolidated Financial Statements

Consolidated Balance Sheets.................................................. 30
Consolidated Statements of Income............................................ 31
Consolidated Statements of Changes in Shareholder's Equity................... 32
Consolidated Statements of Cash Flows........................................ 33
Notes to Consolidated Financial Statements................................... 34

                         Report of Independent Auditors


The Board of Directors and Shareholder
The Manufacturers Life Insurance Company of North America


We have audited the accompanying consolidated balance sheets of The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company and hereinafter referred to as the Company) as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1997 and 1996 financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Manufacturers Life Insurance Company of North America at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Ernst & Young LLP
---------------------
Boston, Massachusetts
February  26, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and
Shareholder of The Manufacturers Life Insurance
Company of North America:

We have audited the accompanying statements of income, changes in stockholder's equity and cash flows of The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company) for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of The Manufacturers Life Insurance Company of North America for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, the Company adopted Financial Accounting Standards Board Interpretation No. 40 (FIN 40) and Statement of Financial Accounting Standards No. 120 (SFAS 120), which required implementation of several accounting pronouncements not previously adopted.
The effects of adopting FIN 40 and SFAS 120 were retroactively applied to the Company's previously issued financial statements, consistent with the implementation guidance of those standards.



/s/ Coopers & Lybrand L.L.P.
----------------------------

Boston, Massachusetts
May 29, 1997, except for Note 14,
as to which the date is February 26, 1998

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

                           Consolidated Balance Sheets


                                                                                      DECEMBER 31
                                                                               1997                 1996
                                                                        --------------------------------------
ASSETS
Investments:
   Fixed maturities available-for-sale, at fair value                   $   143,307,365         $   97,431,343
   Marketable equity securities available-for-sale,
     at fair value                                                                                       1,177
   Short-term investments                                                    14,991,793              4,294,370
   Foreclosed real estate                                                            --              2,268,120
   Policy loans                                                               3,275,654                637,096
                                                                        --------------------------------------
                                                                            161,574,812            104,632,106

Cash and cash equivalents                                                     7,338,690             12,073,302
Accrued investment income                                                     2,640,707              1,806,106
Deferred policy acquisition costs                                           364,983,732            290,610,274
Receivable from affiliates                                                    4,605,036
Other assets                                                                  9,625,844              8,229,825
Due from reinsurers                                                         553,833,869            573,418,610
Separate account assets                                                   9,529,160,219          6,820,599,385
                                                                        --------------------------------------

Total assets                                                            $10,633,762,909         $7,811,369,608
                                                                        ======================================



LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities:
   Policyholder funds                                                   $    92,750,188         $   82,619,372
   Payable to affiliates                                                                             1,462,021
   Amounts on deposit from reinsurer                                          3,000,000              6,000,000
   Amount payable to reinsurers                                             571,881,943            593,909,628
   Notes payable to affiliates                                              183,955,075            158,200,680
   Deferred tax liability                                                    16,428,278                288,800
   Other liabilities                                                         27,861,648             21,219,254
   Separate account liabilities                                           9,529,160,219          6,820,599,385
                                                                        --------------------------------------
Total liabilities                                                        10,425,037,351          7,684,299,140

Shareholder's equity:
   Common stock (par value $1,000 per share--authorized, 3,000
     shares; issued and outstanding, 2,600 shares)                            2,600,000              2,600,000
   Additional paid-in capital                                               179,052,696            131,322,072
   Unrealized appreciation on securities available-for-sale                   1,199,890                508,601
   Retained earnings (deficit)                                               25,872,972             (7,360,205)
                                                                        --------------------------------------
Total shareholder's equity                                                  208,725,558            127,070,468
                                                                        --------------------------------------

Total liabilities and shareholder's equity                              $10,633,762,909         $7,811,369,608
                                                                        ======================================



See accompanying notes.

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

                        Consolidated Statements of Income



                                                                            YEARS ENDED DECEMBER 31
                                                                 1997             1996                1995
                                                             -------------------------------------------------

Revenues:
   Fees from separate accounts and policyholder funds        $126,636,872      $ 95,323,185       $ 77,572,040
   Advisory fees and other distribution revenues               67,677,977        46,232,682         27,911,710
   Net investment income                                        7,905,545         5,452,083         28,701,102
   Net realized investment gains                                  530,886           764,139          9,711,168
                                                             -------------------------------------------------
                                                              202,751,280       147,772,089        143,896,020

Benefits and expenses:
   Benefits to policyholders                                    4,986,244         4,241,628         27,128,685
   Amortization of deferred policy acquisition costs           40,648,703        30,830,214         43,287,070
   Other insurance expenses                                   100,385,240        71,255,354         58,745,087
   Financing costs                                             14,267,785        15,820,730          9,282,164
                                                             -------------------------------------------------
                                                              160,287,972       122,147,926        138,443,006
                                                             -------------------------------------------------

Income from continuing operations before provision
   for income tax (benefit)                                    42,463,308        25,624,163          5,453,014

Provision for income tax (benefit):
   Current                                                       (723,741)        1,464,291          2,022,624
   Deferred                                                    15,767,246         7,614,476         (9,063,710)
                                                             -------------------------------------------------
                                                               15,043,505         9,078,767         (7,041,086)
                                                             -------------------------------------------------
Income from continuing operations                              27,419,803        16,545,396         12,494,100

Discontinued operations
   Loss from operations, net of tax                              (141,134)         (809,948)        (1,461,888)
   Gain on disposal, net of tax                                 5,954,508
                                                             -------------------------------------------------

Net income                                                   $ 33,233,177      $ 15,735,448       $ 11,032,212
                                                             =================================================



See accompanying notes.

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

           Consolidated Statements of Changes in Shareholder's Equity

                  Years ended December 31, 1997, 1996 and 1995


                                                                       UNREALIZED
                                                                    APPRECIATION ON      RETAINED             TOTAL
                                                     ADDITIONAL        SECURITIES        EARNINGS         SHAREHOLDER'S
                                   COMMON STOCK   PAID-IN CAPITAL  AVAILABLE-FOR-SALE    (DEFICIT)           EQUITY
                                    ------------------------------------------------------------------------------------

Balance at December 31, 1994 as
   previously reported              $2,600,000      $110,633,000                        $(53,824,868)      $  59,408,132
Cumulative effect on prior years
   of applying the new basis of
   accounting                                          1,830,140      $ (8,664,619)       19,697,003          12,862,524
                                    ------------------------------------------------------------------------------------
Balance at January 1, 1995           2,600,000       112,463,140        (8,664,619)      (34,127,865)         72,270,656
   Net income                                                                             11,032,212          11,032,212
   Reversal of deferred tax
     valuation allowance                                 858,932                                                 858,932
   Change in unrealized
     appreciation on securities
     available-for-sale, net of tax                                     11,094,515                            11,094,515
                                    ------------------------------------------------------------------------------------
Balance at December 31, 1995         2,600,000       113,322,072         2,429,896       (23,095,653)         95,256,315
   Capital contribution                               18,000,000                                              18,000,000
   Net income                                                                             15,735,448          15,735,448
   Change in unrealized
     appreciation on securities
     available-for-sale, net of
     tax and DPAC adjustments                                           (1,921,295)                           (1,921,295)
                                    ------------------------------------------------------------------------------------
Balance at December 31, 1996         2,600,000       131,322,072           508,601        (7,360,205)        127,070,468
   Capital contribution                               47,730,624                                              47,730,624
   Net income                                                                             33,233,177          33,233,177
   Change in unrealized
     appreciation on securities
     available-for-sale, net of
     tax and DPAC adjustments                                              691,289                               691,289
                                    ------------------------------------------------------------------------------------

Balance at December 31, 1997        $2,600,000      $179,052,696      $  1,199,890      $ 25,872,972        $208,725,558
                                    ====================================================================================



See accompanying notes.

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

                      Consolidated Statements of Cash Flows

                                                                                  YEARS ENDED DECEMBER 31
                                                                        1997                1996               1995
                                                                 ------------------------------------------------------

OPERATING ACTIVITIES
Net income                                                       $   33,233,177       $  15,735,448       $  11,032,212
Adjustments to reconcile net income to net cash (used in)
   provided by operating activities:
     Write-down of foreclosed real estate                                                   342,025           1,235,620
     Amortization of bond discount and premium                          400,488             196,315              56,458
     Benefits to policyholders                                        4,986,244           4,241,628          27,128,685
     Gain on interest rate swap                                                          (1,632,000)           (475,407)
     Provision for deferred income tax (benefit)                     15,767,246           7,944,703          (7,929,766)
     Net realized investment gains                                     (530,886)           (764,139)         (9,711,168)
     Amortization of deferred policy acquisition costs               40,648,703          30,830,214          43,287,070
     Amortization of deferred policy acquisition costs
       included in discontinued operations                            1,706,547           2,213,505           1,035,069
     Policy acquisition costs deferred                             (123,964,814)        (89,535,239)        (61,103,093)
     Gain on disposal of discontinued operations                     (9,393,984)
     Changes in assets and liabilities:
         Accrued investment income                                     (834,601)            146,322           5,575,157
         Other assets                                                (1,396,019)          2,061,204          (2,456,292)
         Receivable from affiliates                                  (4,605,036)
         Payable to affiliates                                       (1,462,021)         (4,203,687)         (4,233,252)
         Other liabilities                                            6,642,395          (1,788,725)         12,081,461
                                                                 ------------------------------------------------------
Net cash (used in) provided by operating activities                 (38,802,561)        (34,212,426)         15,522,754

INVESTING ACTIVITIES
Purchase of fixed maturities                                       (118,765,270)        (48,300,025)       (506,524,031)
Purchase of marketable equity securities                               (250,000)         (6,033,533)        (10,137,860)
Mortgage loans issued                                                                                          (136,101)
Proceeds from fixed maturities sold, matured or repaid               74,625,632          41,269,218         781,840,143
Proceeds from marketable equity securities sold                           1,239          12,737,787           5,080,010
Proceeds from sales of foreclosed real estate                         2,268,120           1,602,064             860,375
Proceeds from disposal of discontinued operations                    16,337,562
Proceeds from sales of mortgage loans                                                                       110,791,046
Net change in short-term investments                                (10,697,423)         (3,984,370)
Net change in policy loans                                           (2,638,558)           (569,773)          2,511,985
                                                                 ------------------------------------------------------
Net cash (used in) provided by investing activities                 (39,118,698)         (3,278,632)        384,285,567

FINANCING ACTIVITIES
Net reinsurance (consideration) proceeds                             (2,442,944)         (1,116,114)          4,785,845
Repayment of amounts on deposit from reinsurers                      (3,000,000)         (3,000,000)         (3,000,000)
Receipts credited to policyholder funds                              20,606,428          20,923,239         302,496,632
Return of policyholder funds                                        (15,461,856)        (24,657,906)        (69,404,163)
Transfer of policyholder funds to reinsurer                                                                (745,950,764)
Increase in notes payable to affiliates                              25,754,395         138,200,680
Increase in notes payable                                                                                    29,843,003
Notes payable repaid                                                                   (109,866,565)        (20,000,000)
Capital contribution                                                 47,730,624          18,000,000
                                                                 ------------------------------------------------------
Net cash provided by (used in)  financing activities                 73,186,647          38,483,334        (501,229,447)
                                                                 ------------------------------------------------------

Net (decrease) increase  in cash and cash equivalents                (4,734,612)            992,276        (101,421,126)
Cash and cash equivalents at beginning of year                       12,073,302          11,081,026         112,502,152
                                                                 ------------------------------------------------------

Cash and cash equivalents at end of year                         $    7,338,690       $  12,073,302       $  11,081,026
                                                                 ======================================================
Non-cash transactions:
   Mortgage loans transferred to foreclosed real estate                                                      $2,405,052
                                                                 ======================================================


See accompanying notes.

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

                   Notes to Consolidated Financial Statements

                                December 31, 1997



1.  ORGANIZATION

The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company and hereinafter referred to as MNA or the Company) is a stock life insurance company domiciled in the State of Delaware. The Company is a wholly-owned subsidiary of Manulife Wood Logan Holding Company, Inc. (formerly NAWL Holding Company, Inc. and hereinafter referred to as MWL or the Parent). On January 1, 1996, North American Life Assurance Company of North York, Canada (NAL), the former parent of the Company, merged with The Manufacturers Life Insurance Company. The surviving company conducts business under the name The Manufacturers Life Insurance Company (MLI).

Concurrent with the merger, the Company's Parent went through a corporate restructuring which resulted in the formation of a newly organized holding corporation, MWL. At that time, all of the assets and liabilities of MNA and its subsidiaries, The Manufacturers Life Insurance Company of New York (formerly First North American Life Assurance Company and hereinafter referred to as MNY) and NASL Financial Services, Inc. (NASL Financial), were transferred from MLI to MWL. In addition, MLI's 20.2% ownership interest in Wood Logan Associates, Inc. and its majority-owned subsidiary, Wood Logan Distributors, Inc., (collectively Wood Logan) was transferred to MWL. In exchange, MLI received all Class A shares of MWL common stock representing an 85% ownership interest. On January 1, 1997, MLI contributed 62.5% of its 85% ownership interest to its indirect wholly-owned subsidiary, The Manufacturers Life Insurance Company (U.S.A.) (MANUSA). Effective December 18, 1997, MLI transferred its remaining 22.5% interest in MWL to MRL Holding, LLC, (MRL) a newly formed Delaware limited liability company.

Also effective January 1, 1996, as part of the restructuring, the remaining 79.8% of Wood Logan was purchased by MWL. In exchange for the remaining shares of Wood Logan, certain employees and former owners of Wood Logan received the Class B voting shares of MWL representing a 15% ownership interest. Wood Logan provides marketing services for the sale of the annuity products of MNA and MNY.

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)




1.  ORGANIZATION (CONTINUED)

The Company issues individual life, variable life and annuity insurance contracts (the contracts) in forty-eight states, including New York. Amounts invested in the fixed portion of the contracts are allocated to the general account of the Company. Amounts invested in the variable portion of the contracts are allocated to the separate accounts of the Company. The separate account assets are invested in shares of the Manufacturers Investment Trust (formerly NASL Series Trust and hereinafter referred to as MIT), a no-load, open-end management investment company organized as a Massachusetts business trust.

NASL Financial acted as investment adviser to MIT and the North American Funds
(NAF), a no-load, open-end management investment company organized as a Massachusetts business trust. NASL Financial also acted as principal underwriter of the annuity and life insurance contracts issued by the Company. NASL Financial had an agreement with Wood Logan to act as the promotional agent for the sale of the variable annuity and variable life insurance products issued by MNA and MNY.

Effective October 1, 1997, Manufacturers Securities Services, LLC (MSS), replaced NASL Financial as the investment advisor to MIT and as the principal underwriter of the annuity contracts. Wood Logan provides marketing services for the sale of annuity contracts under an Administrative Services Agreement dated October 7, 1997, between the Company and MLI.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements of the Company and its majority and wholly-owned subsidiaries have been prepared in conformity with generally accepted accounting principles (GAAP).

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BASIS OF PRESENTATION (CONTINUED)

Prior to 1996, the Company prepared its financial statements in conformity with accounting practices prescribed or permitted by the Delaware Insurance Department which practices were considered GAAP for mutual life insurance companies. FASB Interpretation 40, Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and other Enterprises (FIN 40), as amended, which is effective for 1996 annual financial statements, no longer permits statutory-basis financial statements to be described as being prepared in conformity with GAAP. Accordingly, the Company has adopted various accounting pronouncements, principally Statement of Financial Accounting Standards No. 120, Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Participating Contracts (SFAS No. 120), which addresses the accounting for long-duration insurance contracts.

Pursuant to the requirements of the above pronouncements, the effect of the changes in accounting have been applied retroactively and the previously issued 1995 financial statements have been restated for the change. The effect of the change applicable to years prior to January 1, 1995 has been presented as a restatement of shareholder's equity as of this date.

The adoption had the effect of increasing net income for 1995 by approximately $18,300,000.

USE OF ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and the accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts and operations, after intercompany eliminations, of the Company and its majority and wholly-owned subsidiaries, MNY and MSS (NASL Financial through October 1, 1997).

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENTS AND INVESTMENT INCOME

The Company accounts for its fixed maturities and marketable equity securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). SFAS 115 requires that fixed maturities and marketable equity securities be designated as either held-to-maturity, available-for-sale or trading at the time of purchase. Held-to-maturity fixed maturities are reported at amortized cost and the remainder of fixed maturities and marketable equity securities are reported at fair value with unrealized holding gains and losses reported in income for those designated as trading and as a separate component of shareholder's equity for those designated as available-for-sale.

The Company has classified all of its fixed maturities and marketable equity securities as available-for-sale. As a result, these securities are reported in the accompanying financial statements at fair value. Changes in fair values, after adjustment for deferred policy acquisition costs (DPAC) and deferred income taxes, are reported as unrealized appreciation or depreciation directly in shareholder's equity, and accordingly, have no effect on net income. The DPAC offset to the unrealized appreciation or depreciation represents valuation adjustments or reinstatements of DPAC that would have been required as a charge or credit to operations had such unrealized amounts been realized.

The amortized cost of fixed maturities is adjusted for the amortization of premiums and accretion of discounts using the interest method. This amortization or accretion is included in net investment income.

For the mortgage-backed bond portion of the fixed maturities portfolio, the Company recognizes amortization using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments. The net investment in the security is adjusted to the amount that would have existed had the new effective yield been applied since the acquisition of the security. That adjustment is included in net investment income.

Short-term investments generally consist of instruments which have a maturity of less than one year at the time of acquisition. Short-term investments are reported at cost, which approximates fair value.

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENTS AND INVESTMENT INCOME (CONTINUED)

Real estate acquired in satisfaction of debt is stated at the lower of the appraised fair value or the outstanding principal loan balance plus accrued interest and foreclosure costs.

Policy loans are reported at unpaid balances, not in excess of the underlying cash value of the policies.

Realized gains or losses on investments sold and declines in value judged to be other-than-temporary are determined on the specific identification basis.

CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with an original maturity date of three months or less to be cash equivalents. Cash equivalents are stated at cost plus accrued interest, which approximates fair value.

DEFERRED POLICY ACQUISITION COSTS

Commissions, net of commission allowances for reinsurance ceded, and other costs of acquiring new business that vary with and are primarily related to the production of new business have been deferred. These acquisition costs are being amortized generally in proportion to the present value of expected gross profits from surrender charges and investment, mortality and expense margins. That amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised.

The Company, through the date of the NAF sale, deferred NAF commissions and promotional agent fees (NAF commission) up to the amount recoverable from contingent deferred sales charges (CDSC). Deferred NAF commissions were recognized on a straight-line basis over the period in which the CDSC's were in effect.

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)




2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SEPARATE ACCOUNT ASSETS AND LIABILITIES

Separate account assets and liabilities that are reported in the accompanying consolidated balance sheet represent investments in MIT, which are mutual funds that are separately administered for the exclusive benefit of the variable life and annuity policyholders and are reported at fair value. Such policyholders, rather than the Company, bear the investment risk. The operations of the separate accounts are not included in the accompanying consolidated financial statements. Fees charged on separate account policyholder funds are included in revenues.

POLICYHOLDER FUNDS AND BENEFITS TO POLICYHOLDERS

Policyholder funds for the fixed portion of variable life and annuity contracts are computed under a retrospective deposit method and represent account balances before applicable surrender charges. Benefits to policyholders include interest credited to policyholders and other benefits that are charged to expense including benefit claims incurred in the period in excess of the related policyholder account balances. Interest crediting rates for the fixed portion of variable life and annuity contracts ranged from 4.10% to 6.15% in 1997; 4.00% to 6.15% in 1996 and 4.20% to 7.15% in 1995.

RECOGNITION OF REVENUES

Fees from separate accounts and policyholder funds represent fees assessed against policyholder account balances, and include mortality and expense risk charges, surrender charges and an annual administrative charge.

MSS, and formerly NASL Financial (collectively the Advisor), are responsible for managing the corporate and business affairs of MIT and act as investment advisor to MIT. As compensation for its investment advisory services, the Advisor receives advisory fees based on the daily average net assets of the portfolios. The Advisor, as part of its advisory services, is responsible for selecting and compensating subadvisors to manage the investment and reinvestment of the assets of each portfolio, subject to the supervision of the Board of Trustees of MIT. The Company's discontinued operations include the compensation of NASL Financial for investment advisory fees and subadvisor compensation from NAF through October 1, 1997 the date the Company sold NAF. Subadvisor compensation, for MIT, is included in other insurance expenses.

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FINANCING AGREEMENTS

The Company has entered into various financing agreements with reinsurers. All assets and liabilities related to these contracts are reported on a gross basis. Due to the nature of the Company's products, these agreements are accounted for under the deposit method whereby the net premiums paid to the reinsurer are recorded as deposits.

INCOME TAXES

Income taxes have been provided using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that likely will be in effect when the differences are expected to reverse. The measurement of deferred tax assets is reduced by a valuation allowance if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

RECLASSIFICATIONS

Certain 1995 balances have been reclassified to permit comparison with the 1997 and 1996 presentations.

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)



3.  INVESTMENTS

The major components of net investment income are as follows:

                                                  YEAR ENDED DECEMBER 31
                                        1997              1996             1995
                                     ----------------------------------------------

Fixed maturities                     $7,250,366       $ 5,197,363       $21,980,896
Marketable equity securities                               34,993           137,862
Mortgage loans                                                            5,620,613
Short-term investments                1,126,181         1,187,368         3,133,008
Foreclosed real estate                                    432,648          (164,540)
                                     ----------------------------------------------
                                      8,376,547         6,852,372        30,707,839
Less: investment expenses              (471,002)       (1,400,289)       (2,006,737)
                                     ----------------------------------------------

Net investment income                $7,905,545       $ 5,452,083       $28,701,102
                                     ==============================================


The proceeds from sales of available-for-sale fixed maturities for the year ended December 31, 1997, 1996 and 1995 were $53,325,435, $15,151,764 and
$755,538,955, respectively.

The gross realized gains and losses on the sales of investments for the year ended December 31, 1997, 1996 and 1995 are as follows:

                                                 YEAR DECEMBER 31
                                       1997             1996            1995
                                    --------------------------------------------

Fixed maturities:
   Gross realized gains             $ 787,645        $ 429,786      $10,913,975
   Gross realized losses               (6,759)          (3,814)      (2,042,666)
Marketable equity securities:
   Gross realized gains                                988,022           80,010
   Gross realized losses             (250,000)         (15,308)
Mortgage loans:
   Gross realized gains                                                 967,301
Foreclosed real estate:
   Gross realized gains                                                  12,063
   Gross realized losses                              (634,547)        (219,515)
                                    --------------------------------------------

Net realized gain                   $ 530,886        $ 764,139      $ 9,711,168
                                    ============================================


            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)


3.  INVESTMENTS (CONTINUED)

The gross unrealized gains and losses for fixed maturities available-for-sale and marketable equity securities held at December 31, 1997 and 1996 are as follows:

                                                         GROSS          GROSS
                                          AMORTIZED    UNREALIZED     UNREALIZED        FAIR
                                            COST          GAINS         LOSSES         VALUE
                                          ---------------------------------------------------
                                                           (In Thousands)

DECEMBER 31, 1997
Fixed maturities:
   U.S. Treasury securities and
     obligations of U.S. Government
     agencies                             $ 14,333        $  566        $ 13         $ 14,886
   Corporate securities                    110,191         1,905          23          112,073
   Mortgage-backed securities               10,455            74           3           10,526
   States, territories and possessions       5,594           228                        5,822
                                          ---------------------------------------------------

Total                                     $140,573        $2,773        $ 39         $143,307
                                          ===================================================


DECEMBER 31, 1996
Fixed maturities:
   U.S. Treasury securities and
     obligations of U.S. Government
     agencies                             $ 10,160        $  337        $ 27         $ 10,470
   Corporate securities                     79,375         1,084         208           80,251
   Mortgage-backed securities                1,940            19           9            1,950
   States, territories and possessions       4,578           182                        4,760
                                          ---------------------------------------------------
   Total fixed-maturity securities          96,053         1,622         244           97,431
Marketable equity securities                     1                                          1
                                          ---------------------------------------------------

Total                                     $ 96,054        $1,622        $244         $ 97,432
                                          ===================================================

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)


3.  INVESTMENTS (CONTINUED)

The amortized cost and fair value of fixed maturities available-for-sale at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers or lenders may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                   AMORTIZED               FAIR
                                                      COST                VALUE
                                                   ----------------------------
                                                          (In Thousands)

FIXED MATURITIES AVAILABLE-FOR-SALE
Due in one year or less                            $ 13,870            $ 13,870
Due after one year through five years                61,741              63,235
Due after five years through ten years               32,936              33,350
Due after ten years through twenty years              2,050               2,127
Due after twenty years                               19,521              20,199
Mortgage-backed securities                           10,455              10,526
                                                   ----------------------------

Total fixed maturities available-for-sale          $140,573            $143,307
                                                   ============================

Investments with a fair value of $6,283,750 and $5,820,150 at December 31, 1997 and 1996 respectively were on deposit with, or in custody accounts on behalf of, state insurance departments to satisfy regulatory requirements.

4.  FEDERAL INCOME TAXES

Beginning in 1996, the Company participated as a member of the MWL affiliated group consolidated federal income tax return. In 1995, the Company filed a group consolidated federal income tax return with MNY and NASL Financial. The Company files separate state income tax returns. The method of allocation between companies is subject to a written tax sharing agreement. The tax liability is allocated to each member on a pro rata basis based on the relationship that the member's tax liability computed on a separate return basis bears to the tax liability of the consolidated group. The tax charge to the Company shall not be more than the Company would have paid on a separate return basis.

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)



4.  FEDERAL INCOME TAXES

The Company's effective income tax rate varied from the statutory federal income tax rate as follows:


                                                                        YEAR ENDED DECEMBER 31
                                                                1997           1996           1995
                                                                ----------------------------------
Statutory federal income rate applied to income
   before federal income taxes                                  35%             35%            35%
Add (deduct):
   Non-deductible meals and entertainment                        1               1              2
   Nondeductible consulting fees                                                                4
   Change in prior year income taxes                            (1)             (1)
   Reversal of deferred asset valuation allowance                                            (285)
                                                                ---------------------------------
Effective income tax rate                                       35%             35%          (244)%
                                                                =================================


The Company maintained a valuation allowance of approximately $11,982,000 at December 31, 1994 as the Company had current and cumulative net losses. During 1997, 1996 and 1995, no valuation allowance has been established as the Company believes that it is more likely than not that its deferred tax assets will be realized from the generation of future taxable income.

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)


4.  FEDERAL INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax liability are as follows:

                                                            DECEMBER 31
                                                     1997               1996
                                               --------------------------------

Deferred tax assets:
   Net operating loss carryforwards                                $ 10,313,135
   Financing arrangements                      $  2,699,371           4,222,611
   Interest on notes payable                      1,282,776             677,823
   Guaranty fund assessment liabilities             315,000             490,000
   Alternative minimum tax credit                                       313,839
   Real estate                                      607,920             241,266
   Other                                            116,862             500,524
                                               --------------------------------
Total deferred tax assets                         5,021,929          16,759,198
                                               --------------------------------
Deferred tax liabilities:
   Deferred policy acquisition costs            (18,429,529)        (15,336,265)
   Unrealized appreciation on securities
      available-for-sale                           (646,094)           (273,863)
   Other                                         (2,374,584)         (1,437,870)
                                               --------------------------------
Total deferred tax liabilities                  (21,450,207)        (17,047,998)
                                               --------------------------------

Net deferred tax liability                     $(16,428,278)       $   (288,800)
                                               ================================


The Company made estimated tax payments of $530,666, $0 and $164,260 in 1997, 1996 and 1995, respectively.

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)


5.  FINANCING AGREEMENTS

All financing agreements entered into with reinsurance companies relate solely to the products sold by the Company and not its subsidiaries. The Company's reinsured products are considered investment products under generally accepted accounting principles and, as such, the reinsurance agreements are considered financing arrangements and are accounted for under the deposit method. Under this method, net premiums received by the reinsurer are recorded as deposits. Financing transactions have been entered into primarily to improve cash flow and statutory capital. All financing agreements discussed below were in effect for the full year in 1997, 1996 and 1995 unless otherwise indicated.

On June 30, 1995, the Company entered into an indemnity coinsurance agreement with Peoples Security Life Insurance Company (Peoples), a AA+ rated subsidiary of the Aegon Corporation, to reinsure 100% of the fixed portion of the variable annuity business written by the Company. In 1997, the treaty was amended to cover the Company's Market Value Adjusted fixed annuity product.

The indemnity aspects of the agreement provide that the Company remains liable for the contractual obligations whereas Peoples agrees to indemnify the Company for any contractual claims incurred. The coinsurance aspects of the agreement require the Company to transfer to Peoples all receipts of the fixed portion of premiums and transfers from variable to the fixed portion of the variable annuity contracts. Once transferred, the assets belong to Peoples. In exchange, Peoples reimburses the Company for all claims and provides expense allowances to cover commissions and other costs associated with the acquisition of the fixed portion of the variable annuity business. Under this agreement, the Company will continue to administer the fixed portion of the annuity business for which it will earn an expense allowance.

Peoples is responsible for investing the premiums received for the fixed portion of the contracts and is at risk for any potential investment gains and losses. There is no recourse to the Company if investment losses are incurred. As of October, 1997, the assets are maintained at Bankers Trust under a trust agreement owned by Peoples. The Company is the beneficiary of the trust.

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)


5.  FINANCING AGREEMENTS (CONTINUED)

Effective July 1, 1995 and August 1, 1995, the Company entered into treaties with the Connecticut General Life Insurance Company (CIGNA) and Swiss Re Life Insurance Company, respectively, to reinsure the minimum death benefit guarantee risks of the Company. Each company has assumed 50% of the risk. In addition, the Company reinsured 50% of its risk related to the waiving of surrender charges at death with CIGNA. The Company is paying the reinsurers an asset-based premium, the level of which varies with both the amount of exposure to this risk and the realized experience.

Effective November 1, 1995, the Company entered into a modified coinsurance treaty with Transamerica Occidental Life Insurance Company (Transamerica). Transamerica reinsures a 50% quota share of the variable portion of the Company's variable life insurance contracts. At inception, Transamerica reinsured 80% of this product's net amount at risk in excess of the Company's retention limit on a yearly renewable term basis. At December 31, 1997, this contract was amended to increase this percentage to 100%.

The Company entered into a modified coinsurance agreement with RGA/Swiss, formerly ITT Lyndon Life, to cede 64% of certain variable annuity contracts (policy form 203-VA) and 95% of certain other variable annuity contracts (VISION.001). At the time of the transaction, the Company received $25 million in cash representing withheld premiums of $15 million and $10 million of ceding commissions. The withheld premiums are being repaid with interest over five years. The ceding commission is payable out of future profits generated by the business reinsured. Effective December 31, 1994, the agreement was amended to increase the percentage of ceded business on policy form 203-VA to 95%. In return, the Company received additional ceding commissions of $5,200,000 which is reflected as a due to reinsurers and is expected to be paid back over a five year period. Policies issued under the applicable policy forms after December 31, 1996, in accordance with a 1997 amendment, are not reinsured under this agreement.

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)


5.  FINANCING AGREEMENTS (CONTINUED)

The Company entered into an indemnity quota share reinsurance agreement with PaineWebber Life to reinsure a portion of its policy forms 207-VA, VFA, VENTURE.001, and VENTURE.003. The quota share percentage for business written prior to January 1, 1997 varies between 15% and 35% depending on the policy form. Effective January 1, 1997, the agreement was amended to change the quota share to 20% for policies written thereafter. The form of reinsurance is modified coinsurance and only covers the variable portion of contracts written by PaineWebber brokers. All elements of risk (including persistency, investment performance, and mortality) have been transferred.

During 1997, the Company entered into a modified coinsurance agreement with Merrill Lynch Life to cede 50% of the variable portion of its Merrill Lynch policies. The agreement only covers the variable portion of contracts sold by Merrill Lynch brokers. All elements of risk (including persistency, investment performance, and mortality) have been transferred.

In the event of insolvency of a reinsurer, the Company remains primarily liable to its policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company and accordingly, the Company periodically monitors the financial condition of its reinsurers.

6.  SHAREHOLDER'S EQUITY

Generally, the net assets of the Company and its insurance subsidiary available for the Parent as dividends are limited to and cannot be made except from earned statutory basis profits. The maximum amount of dividends that may be paid by life insurance companies without prior approval of the Insurance Commissioners of the States of Delaware and New York is subject to restrictions relating to statutory surplus and net gain from operations on a statutory basis.

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)


6.  SHAREHOLDER'S EQUITY (CONTINUED)

Net income (loss) and capital and surplus, as determined in accordance with statutory accounting principles, for the Company and its insurance subsidiary, MNY, were as follows:



                                                    YEAR ENDED DECEMBER 31
                                            1997             1996             1995
                                        ----------------------------------------------
MNA:
   Net income (loss)                    $ 22,259,385      $ 3,066,908      $(7,287,985)
   Net capital and surplus               139,170,756       69,553,706       50,157,994

MNY:
   Net (loss) income                      (1,562,544)         231,315         (578,899)
   Net capital and surplus                68,336,238       22,265,070        8,821,782


The Company's broker dealer subsidiaries, MSS and formerly NASL Financial (through October 1, 1997), are subject to the Securities and Exchange Commission's (SEC) "Net Capital Rule" as defined under rule 15c3-1. At December 31, 1997 and 1996, the net capital of each of the broker dealers exceeded the SEC's minimum capital requirements.

The components of the balance sheet caption "Unrealized appreciation on securities available-for-sale" in shareholder's equity are summarized as follows:

                                                             DECEMBER 31
                                                       1997             1996
                                                      ------------------------
                                                          (In Thousands)

Fair value of securities                              $143,307         $97,432
Amortized cost of securities                           140,573          96,054
                                                      ------------------------
Unrealized appreciation                                  2,734           1,378
Adjustment to deferred policy
   acquisition costs                                      (888)           (595)
Deferred income taxes                                     (646)           (274)
                                                      ------------------------
Unrealized appreciation on securities
   available-for-sale                                 $  1,200         $   509
                                                      ========================

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)


7.  RELATED-PARTY TRANSACTIONS

In connection with the indemnity coinsurance agreement (see Note 5) of the fixed portion of annuities, the Company pooled its mortgage portfolio (book value of approximately $106 million) and transferred a senior participation interest to an affiliate of Peoples. The senior interest was transferred for a purchase price of approximately $72 million and entitles an affiliate of Peoples to 100% of the cash flows produced by the portfolio until it recovers in full the purchase price with interest at a rate of 7.52%. The remaining residual interest was transferred to First North American Realty, Inc., which at the time of the transaction was a wholly-owned subsidiary of NAL, the former Parent, for a purchase price of $33 million. As a result of the sale of the senior and residual interests in the Company's mortgages, the Company has no further economic interest in any mortgages.

The Company utilizes various services administered by MLI in 1997 and 1996 and NAL in 1995, such as legal, personnel, investment accounting and other corporate services. The charges for these services were approximately $8,229,000, $6,053,000 and $295,000 in 1997, 1996 and 1995, respectively. During 1996, MLI changed the allocation method of expenses subsequent to the merger with NAL. At December 31, 1997 and 1996, the Company had a net liability to MLI for these services and interest accrued on notes payable of $3,646,308 and $3,172,259, respectively. At December 31, 1997, the payable is offset by a receivable from MIT and MLI for expenses paid on their behalf of $8,251,344. At December 31, 1996, payable to affiliates was offset by a receivable from MIT and NAF of $1,710,238 for expenses paid on behalf of those entities.

The financial statements have been prepared from the records maintained by the Company and may not necessarily be indicative of the financial conditions or results of operations that would have occurred if the Company had been operated as an unaffiliated corporation (see also Notes 1, 4, 6, 8, 10, 11 and 13 for additional related-party transactions).

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)


8.  NOTES PAYABLE TO AFFILIATES AND LINES OF CREDIT

The Company has a promissory note dated March 27, 1997, from MANUSA for $138,500,000. Interest on the loan is calculated at a fluctuating rate equal to LIBOR plus 32.5 basis points and is payable in quarterly installments starting June 15, 1997. Principal and accrued interest are payable within 45 days of demand. On June 15, 1997, the Company borrowed an additional $25,000,000 increasing the principal outstanding to $163,500,000.

During 1996 and through March 26, 1997 the Company had a revolving credit line with Manufacturers Investment Corporation (MIC), an affiliated company. The original term of the agreement was seven years. Each additional borrowing under the agreement had a seven year term from the date of that additional borrowing. Principal and interest was payable in quarterly installments. The interest rate was LIBOR plus 32.5 basis points. This revolving credit line was replaced by the demand promissory note. The balance outstanding for the borrowings at December 31, 1997 and 1996 is $163,500,000 and $137,864,052, respectively. Accrued interest payable at December 31, 1997 and 1996 is $455,075 and $336,628, respectively.

During 1995, the Company had a $150 million revolving credit and term loan agreement with the Canadian Imperial Bank of Commerce and Deutsche Bank AG. The amount outstanding at December 31, 1995 was in the form of a term loan of $107 million. In April of 1996, this loan was paid in full and the credit line with MIC described above was established.

The Company received $20,000,000 from its former Parent, NAL, in the form of a surplus note agreement with interest at 8%. This note agreement was assumed by MLI upon the merger described in Note 1. The note and accrued interest are subordinated to payments due to policyholders and other claimants. Principal and interest payments can be made only upon prior approval of the Insurance Department of the State of Delaware. Interest accrued at December 31, 1997 and 1996 was $3,191,231 and $1,591,232, respectively.

The Company and its insurance subsidiaries have unsecured lines of credit with State Street Bank and Trust totaling $15,000,000, bearing interest at the bank's money market rate plus 50 basis points. There were no outstanding advancements under the line of credit at December 31, 1997 and 1996.

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)



8.  NOTES PAYABLE TO AFFILIATES AND LINES OF CREDIT (CONTINUED)

Interest expense and interest paid in 1997 were $11,072,791 and $9,354,343, respectively. Interest expense and interest paid in 1996 were $8,774,643 and $11,727,002, respectively. Interest expense and interest paid in 1995 were $8,981,532 and $8,980,132.

9.  OTHER INSURANCE EXPENSES

Other insurance expenses were as follows:


                                                     YEAR ENDED DECEMBER 31
                                            1997               1996              1995
                                        -------------------------------------------------

Selling and administrative expenses     $ 42,580,888        $29,207,640       $28,058,234
Subadvisory fees                          26,364,212         15,882,860        12,007,940
General operating expenses                31,440,140         26,164,854        18,678,913
                                        -------------------------------------------------

                                        $100,385,240        $71,255,354       $58,745,087
                                        =================================================

10.  RETIREMENT PLANS

MLI, and formerly NAL prior to the merger, sponsors a defined benefit pension plan (the Plan) covering substantially all of the Company's employees. The benefits are based on years of service and the employee's compensation during the last five years of employment. MLI's funding policy is to contribute annually the normal cost up to the maximum amount that can be deducted for federal income tax purposes and to charge each subsidiary for its allocable share of such contributions based on a percentage of payroll. No pension costs were allocated to the Company in 1997, 1996 or 1995, as the Plan was subject to the full funding limitation under the Internal Revenue Code.

The Company sponsors a defined contribution retirement plan pursuant to regulation 401(k) of the Internal Revenue Code. All employees who are 21 years old are eligible after one year of service. The Company contributes two percent of base pay plus fifty percent of the employee savings contribution. The employee savings contribution is limited to six percent of base pay. The Company contributed $352,867, $306,989 and $209,423 in 1997, 1996 and 1995,
respectively.

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)

11.  LEASES

The Company leases its office space and various office equipment under operating lease agreements. For the years ended December 31, 1997, 1996 and 1995, the Company incurred rent expense of $1,315,567, $1,224,352 and $1,461,475, respectively. The Company negotiated a ten-year lease for new office space which commenced in March 1992. In connection with the lease, the Company was required to deposit $1,500,000 in an escrow account as security toward fulfilling the future lease commitment. The balance of the escrow at December 31, 1997 and 1996 is $750,000 and $900,000, respectively. The lease for the offices of MNY expires in 1999 and is subject to a renewal option at market rates prevailing at the time of renewal.

The minimum lease payments associated with the office space and various office equipment under operating lease agreements are as follows:

                                                             MINIMUM LEASE
                                                               PAYMENTS
                                                             -------------
     Year ended:
        1998                                                  $1,285,808
        1999                                                   1,261,159
        2000                                                   1,197,368
        2001                                                   1,197,368
        2002                                                     197,651
                                                              ----------
       Total                                                  $5,139,354
                                                              ==========


12.  INTEREST RATE SWAP

The Company entered into a variable-for-fixed interest rate swap in 1995 with Canadian Imperial Bank of Commerce and Deutsche AG for the purpose of minimizing exposure to fluctuations in interest rates on a portion of the variable-rate outstanding debt held by the Company. This interest rate swap was prematurely terminated in 1996 concurrent with the restructuring of the Company's revolving line of credit resulting in a gain of $1,632,000 recorded as an offset to interest expense.

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)



13.  GUARANTEE AGREEMENT

Pursuant to a guarantee agreement, MLI unconditionally guarantees that it will, on demand, make funds available to the Company for the timely payment of contractual claims made under the fixed portion of the variable annuity contracts issued by its subsidiaries. The guarantee covers the outstanding fixed portion of variable annuity contracts, including those issued prior to the date of the guarantee agreement.

14.  DISCONTINUED OPERATIONS

On May 6, 1997, the Company signed a letter of intent to sell their mutual fund operations. This disposal has been accounted for as discontinued operations in accordance with Accounting Principles Board Opinion No. 30, which among other provisions, requires the plan of disposal to be carried out within one year. On October 1, 1997, the Company sold its advisory operations for NAF and the pre-existing deferred commission assets related to the mutual fund operations. The Company realized a gain of $9,160,782, before applicable taxes of $3,206,274. Included in the gain is a provision of $9,758, before applicable taxes of $3,415, for the loss from continuing operations during the phase-out period. Expenses of $223,444 were incurred on the sale and netted against the realized gain.

The operating results related to discontinued operations are summarized as follows:

                                                         YEAR ENDED DECEMBER 31
                                                 1997            1996              1995
                                             ----------------------------------------------

Advisory fees, commissions
   and distribution revenues                 $4,605,110      $12,444,560        $10,336,334
                                             ==============================================
Loss from operations before provision for
   income (tax) benefit                      $ (217,129)     $(1,246,074)       $(2,249,058)

Provision for income (tax) benefit:
  Current                                        75,995          766,353          1,921,114
  Deferred                                                      (330,227)        (1,133,944)
                                             ----------------------------------------------
                                                 75,995          436,126            787,170

Loss from operations, net of tax             $ (141,134)    $   (809,948)       $(1,461,888)
                                             ==============================================

            The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company)

             Notes to Consolidated Financial Statements (continued)


14.  DISCONTINUED OPERATIONS (CONTINUED)

The sale agreement contains a contingent payment option where the Company could earn an additional $1,000,000, before income taxes, if certain conditions are met. This amount, if earned, would be reflected in discontinued operations during 1998.

15.  FINANCIAL INSTRUMENTS

     Due from reinsurers: The fair value of the amount due from reinsurers is equal to deposits made under the contract and approximates the carrying value.

     Policyholder funds: Fair values of the Company's liabilities under contracts not involving significant mortality risk (deferred annuities) are estimated to be the cash surrender value, or the cost the Company would incur to extinguish the liability.

     Amounts on deposit from and payable to reinsurers: Amounts on deposit from and payable to reinsurers reflects the net reinsured cash flow related to financing agreements which is primarily a current liability. As such, fair value approximates carrying value.

     Notes payable to affiliates: Fair value is considered to approximate carrying value as the majority of notes payable are at variable interest rates that fluctuate with market interest rate levels.

The carrying values and estimated fair values of the Company financial instruments are as follows:




                                               DECEMBER 31, 1997                 DECEMBER 31, 1996
                                          CARRYING             FAIR             CARRYING       FAIR
                                           VALUE               VALUE             VALUE         VALUE
                                         ---------------------------------------------------------------

Assets:
   Fixed maturities                     $143,307,365       $143,307,365      $97,431,343     $97,431,343
   Marketable equity securities                                                    1,177           1,177
   Short-term investments                 14,991,793         14,991,793        4,294,370       4,294,370
   Policy loans                            3,275,654          3,275,654          637,096         637,096
   Cash and cash equivalents               7,338,690          7,338,690       12,073,302      12,073,302
   Due from reinsurers                   553,833,869        553,833,869      573,418,610     573,418,610


Liabilities:
   Policyholder funds                     92,750,188         87,375,237       82,619,372      81,123,255
   Amounts on deposit from and
     payable to reinsurers               574,881,943        574,881,943      599,909,628     599,909,628
   Notes payable to affiliates           183,955,075        183,955,075      158,200,680     158,200,680

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

               Securities and Exchange Commission Registration Fee                             $60,606.06
                 Printing                                                                      $12,000.00*
                 Edgarization Expenses                                                         $ 5,500.00*
               Accounting fees and expenses                                                    $20,000.00*
                 Legal fees and expenses                                                       $13,000.00*

*Estimate

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 9 of the Articles of Incorporation of the Company provides as follows:

NINTH: A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

Article XIV of the By-laws of the Company provides as follows:

         Each Director or officer, whether or not then in office, shall be indemnified by the Company against all costs and expenses reasonably incurred by or imposed upon him or her, including legal fees, in connection with or resulting from any claim, action, suit or proceeding, whether civil, criminal or administrative, in which he or she may become involved as a party or otherwise, by reason of his or her being or having been a Director or officer of the Company.

         (1) Indemnity will not be granted to any Director or officer with respect to any claim, action, suit or proceeding which shall be brought against such Director or officer by or in the right of the Company, and

         (2) Indemnification for amounts paid and expenses incurred in settling such action, claim, suit or proceeding, will not be granted, until it shall be determined by a disinterested majority of the Board of Directors or by a majority of any disinterested committee or group of persons to whom the question may be referred by the Board, that said Director or officer did indeed act in good faith and in a manner he or she reasonably believed to be in, or not adverse, to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonably cause to believe that his or her conduct was legal, and that the payment of such costs, expenses, penalties or fines is in the interest of the Company, and not contrary to public policy or other provisions of law.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not adverse, to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Indemnification shall be made by the corporation upon determination by a disinterested majority of the Board of Directors or of a majority of any disinterested committee or group or persons to whom the question may be referred to by said Board, that the person did indeed act in good faith and in a manner he or she reasonably believed to be in, or not adverse, to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonably cause to believe that his or her conduct was legal.

         The foregoing right to indemnity shall not be exclusive of any other rights to which such Director or officer may be entitled as a matter of law.

         The foregoing right to indemnity shall also extend to the estate of any deceased Director or officer with respect to any such claim, action, suit or proceeding in which such Director or officer or his or her estate may become involved by reason of his or her having been a Director or officer of the Company, and subject to the same conditions outlined above.

Section IX, paragraph D of the Promotional Agent Agreement among the Company, Manufacturers Securities Services, LLC, formerly NASL Financial Services, Inc. ("Manulife Securities") and Wood Logan Associates, Inc. (referred to therein as "Promotional Agent") provides as follows:

a. Manulife Securities and the Company agree to indemnify and hold harmless Promotional Agent, its officers, directors and employees against any and all losses, claims, damages or liabilities to which they may become subject under the Securities Act of 1933 ("1933 Act"), the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in any registration statement for the Contracts filed pursuant to the 1933 Act or any prospectus included as a part thereof, as from time to time amended and supplemented, or any advertisement or sales literature approved in writing by Manulife Securities or Security Life pursuant to Section VI, paragraph B of this Agreement.

b. Promotional Agent agrees to indemnify and hold harmless Manulife Securities and the Company, their officers, directors and employees against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any oral or written misrepresentation by Promotional Agent or its officers, directors, employees or agents unless such misrepresentation is contained in any registration statement for the Contracts or Fund shares, any prospectus included as a part thereof, as from time to time amended and supplemented, or any advertisement or sales literature approved in writing by Manulife Securities pursuant to Section VI, paragraph B of this Agreement or, (ii) the failure of Promotional Agent or its officers, directors, employees or agents to comply with any applicable provisions of this Agreement.

Notwithstanding the foregoing, Registrant hereby makes the following undertaking pursuant to Rule 484 under the Securities Act of 1933:

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES


The Company currently sells Venture Group Annuity, a flexible premium payment deferred variable unallocated group annuity, to retirement plans that qualify for special tax treatment under Section 401(a) of the Internal Revenue Code. Sales of these securities are not required to be registered under the Securities Act of 1933 (Section 3(a)(2) of this Act). Manufacturers Securities Services, LLC, the sucessor to NASL Financial Services, Inc., a wholly owned subsidiary of the Company is the principal underwriter of the contracts and Wood Logan Associates, Inc., an affiliate of the Company, is the promotional agent. There are no maximum or minimum purchase payments required to establish a contract. The value of a contract will vary according to the investment performance, charges and expenses of the subaccounts in which the contract is invested. As of December 31, 1997 the total variable assets in the Venture Group Annuity was $87,031,525


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS



Exhibit No.       Description
-----------       -----------
1(a)              Underwriting Agreement between the Company and Manufacturers
                  Securities Services, LLC, formerly NASL Financial Services,
                  Inc. (Underwriter)1/

1(b)i             Promotional Agent Agreement between Manufacturers Securities
                  Services, LLC, formerly NASL Financial Services, Inc.
                  (Underwriter), the Company and Wood Logan Associates, Inc.
                  (Promotional Agent) 2/

1(b)ii            Amendment to Promotional Agent Agreement 1/

2                 Not Applicable

3(i)(a)           Certificate of Incorporation of the Company 3/

3(i)(b) Certificate of Amendment of Certificate of Incorporation of the Company, Name Change, July 1984 3/

3(i)(c) Certificate of Amendment of Certificate of Incorporation of the Company, Authorization of Capital, December 1994 3/

3(i)(d) Certificate of Amendment of Certificate of Incorporation of the Company, Name Change, March 1997 4/

3(i)(e) Certificate of Amendment of Certificate of Incorporation of the Company, Registered Agent, July 1997 3/

3(ii)             Amended and Restated By-Laws of the Company 3/

4(i)              Form of Individual Single Payment Deferred Fixed Annuity
                  Non-Participating Contract - 6/

4(ii)             Form of Group Single Payment Deferred Fixed Annuity
                  Non-Participating Contract - 6/

4(iii)            Individual Retirement Annuity Endorsement - 6/

4(iv)             ERISA Tax-Sheltered Annuity Endorsement - 6/

4(v)              Tax-Sheltered Annuity Endorsement - 6/

4(vi)           Section 401 Plans Endorsement - 6/

4(vii)          Name Change Endoresement 4/

5               Opinion and Consent of James D. Gallagher, Esq. - 8/

6               Not Applicable

7               Not Applicable

8               Not Applicable

9               Not Applicable

10(i)           - Form of Selling Agreement between The Manufacturers Life
                  Insurance Company of North America, Manufacturers Securities
                  Services, LLC, Selling Broker-Dealer and General Agent 1/

(10)(ii)        - Reinsurance and Guaranteed Death Benefits Agreement between the Company and Connecticut General Life Insurance Company 5/

(10)(iii)       - Reinsurance Agreement between the Company and PaineWebber
                  Life Insurance Company 5/

(10)(iv)        - Coinsurance Agreement between the Company and Peoples
                  Security Life Insurance Company - 7/

(10)(v)         - Reinsurance and Accounts Receivable Agreements between the
                  Company and ITT Lyndon Life - 7/

(10)(vi)        - Automatic Modified -Coinsurance Reinsurance Agreement
                  between the Company and Transamerica Occidental Life Insurance
                  Company - 7/

(10)(vii)       - Automatic Yearly Renewable Term Reinsurance Agreement
                  between the Company and Transamerica Occidental Life Insurance
                  Company - 7/

(10)(viii)      - Amendment No. 1 to the Variable Annuity Guaranteed Death
                  Benefit Reinsurance Agreement between the Company and
                  Connecticut General Life Insurance Company -7/

11              Not Applicable

12              Not Applicable

13                Not Applicable

14                Not Applicable

15                Not Applicable

16                Not Applicable

17                Not Applicable

18                Not Applicable

19                Not Applicable

20                Not Applicable

21                The Company has the following wholly owned subsidiaries:
                  Manufacturers Securities Services, LLC and The Manufacturers
                  Life Insurance Company of New York

22                Not Applicable

23(i)             Consent of Coopers & Lybrand L.L.P. 8/

23(ii)            Consent of Ernst & Young, LLP 8/

24(i)             Power of Attorney - John D. Richardson, Director and
                  Chairman of the Company 2/

24(ii)            Power of Attorney - David W. Libbey, Principal Financial
                  Officer of the Company 3/

24(iii)           Power of Attorney - Peter Hutchison, Director of the Company
                  1/

25                Not Applicable

26                Not Applicable

27                Financial Data Schedule - 8/

28                Not Applicable


1/ Incorporated by reference to Post-Effective Amendment No. 4 to Registration Statement on Form N-4, file number 33-76162, filed February 25, 1998 on behalf of The Manufacturers Life Insurance Company of North America Separate Account A.


2/ Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4, file number 33-76162, filed April 29, 1997 on behalf of The Manufacturers Life Insurance Company of North America Separate Account A.


3/ Incorporated by reference to Form 10Q, file number 812-06037, filed November 14, 1997 on behalf of The Manufacturers Life Insurance Company of North America.

4/ Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-1, file number 333-6011, filed October 9, 1997 on behalf of The Manufacturers Life Insurance Company of North America.



5/ Incorporated by reference to Registration Statement on Form N-4, file number 33-76162, filed March 1, 1996 on behalf of The Manufacturers Life Insurance Company of North America Separate Account A.



6/ Incorporated by reference to Registration Statement on Form S-1, file number 3336011, filed June 14, 1996 on behalf of The Manufacturers Life Insurance Company of North America.



7/ Incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, file number 33-6011, filed January 29, 1997


8/       Filed herewith

(b) FINANCIAL STATEMENT SCHEDULES

Schedule I - Summary of Investments
Schedule II - Supplementary Insurance Information
Schedule IV - Reinsurance


ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            THE MANUFACTURES LIFE INSURANCE COMPANY OF NORTH AMERICA
               SCHEDULE I -- CONSOLIDATED SUMMARY OF INVESTMENTS
                               DECEMBER 31, 1997






--------------------------------------------------------------------------------------------------------------------------------

   ------------------------------------------------------------------------------------------------------------------------
Type of Investment                                Cost                       Value                        Amount at which
                                                                                                            Shown in the
                                                                                                        Consolidated Balance
                                                                                                              Sheet
----------------------------------------------------------------------------------------------------------------------------------
Fixed maturities:
   United States Government                  $ 14,333,194                $ 14,886,442                        $ 14,886,442
   Corporate debt securities                  110,190,631                 112,073,350                         112,073,350
   Mortgage-backed securities                  10,454,824                  10,525,524                          10,525,524
   States, Territories and Possessions          5,594,331                   5,822,049                           5,822,049
                                             ------------                ------------                        ------------
Total fixed maturities                        140,572,980                $143,307,365                         143,307,365

   Policy loans                                 3,275,654                     XXX                               3,275,654
   Short-term investments                      14,991,793                     XXX                              14,991,793
                                             ------------                                                    ------------
Total investments                            $158,840,427                    $XXX                            $161,574,812
                                             ============                    ====                            ============

            THE MANUFACTURES LIFE INSURANCE COMPANY OF NORTH AMERICA
               SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION
                                 ($ THOUSANDS)


                                       Future Policy
                 Deferred Policy         Benefits                                Other Policy
                   Acquisition        Losses, Claims and       Unearned           Claims and           Premium     Net Investment
    Segment          Costs              Loss Expenses          Premiums         Benefits Payable       Revenue        Income
1997 life insurance
and maturities      364,984              92,750                  --                  --                   --            7,905

Mutual fund         --                   --                      --                  --                   --               --
--------------------------------------------------------------------------------------------------------------------------------
Total               364,984              92,750                  --                  --                   --            7,905
================================================================================================================================



1996 life insurance
and maturities      283,420              82,619                  --                  --                   --            5,452

Mutual fund           7,190              --                      --                  --                   --               --
--------------------------------------------------------------------------------------------------------------------------------
Total               290,610              82,619                  --                  --                   --            5,452
================================================================================================================================



1995 life insurance
and annuities       --                   --                      --                  --                   --           28,701

Mutual fundS        --                   --                      --                  --                   --               --
--------------------------------------------------------------------------------------------------------------------------------
Total               --                   --                      --                  --                   --           28,701
================================================================================================================================





                   Benefits,           Amortization
                    Claims              of Deferred
                  Losses and               Policy
                  Settlement             Acquisition
   Segment         Expenses                Cost*               Expenses*

1997 life insurance
and maturities       4,986                  40,649               100,385
Mutual fund          --                      1,706                 8,836
------------------------------------------------------------------------------------
Total                4,986                  42,355               109,221
====================================================================================

1996 life insurance
and maturities       4,242                  30,830
Mutual fund          --                      2,214                71,255
------------------------------------------------------------------------------------
Total                4,242                  33,044                82,175
====================================================================================

1995 life insurance
and annuities       27,129                  43,287                58,745
Mutual funds         --                      1,035                11,550
------------------------------------------------------------------------------------
Total               27,129                  44,322                70,295
====================================================================================
* Mutual fund segment related items are included in discontinued operations:
  loss from operations, net of tax and gain on disposal, net of tax in the consolidated statements of income


            THE MANUFACTURES LIFE INSURANCE COMPANY OF NORTH AMERICA
                           SCHEDULE IV -- REINSURANCE
                                 ($ THOUSANDS)


                                                                Assumed                 Percentage of
                                                Ceded to         From                       Amount
                                 Gross           Other           Other         Net          Assumed
       Segment                   Amount        Companies        Companies     Amount        to Net

Year ended December 31, 1997
Life insurance inforce         151,259         84,130             --          67,129          0%

Premiums-Life Insurance          --             --                --            --            0%
                              ----------------------------------------------------------------------
Total                            --             --                --            --            0%
                              ======================================================================


Year ended December 31, 1996
Life insurance inforce          45,597         23,931             --          21,666          0%

Premiums-Life Insurance          --             --                --            --            0%
                              ----------------------------------------------------------------------
Total                            --             --                --            --            0%
                              ======================================================================

Year ended December 31, 1995
Life insurance inforce             245            123             --             122          0%

Premiums-Life Insurance          --             --                --            --            0%
                              ----------------------------------------------------------------------
Total                            --             --                 --           --            0%
                              ======================================================================
                              ----------------------------------------------------------------------

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this amendment to its Registration Statement to be signed on its behalf, by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts on this 6th day of April, 1998.


                                       THE MANUFACTURERS LIFE INSURANCE
                                       COMPANY OF NORTH AMERICA
                                               (Registrant)


                                       By: /s/ John D. DesPrez III,
                                          -------------------------------------
                                           John D. DesPrez III, President



Attest:

/s/ James D. Gallagher
-----------------------------
James D. Gallagher, Secretary

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities with the Registrant and on the dates indicated.



SIGNATURE                                            TITLE                              DATE
/s/ John D. DesPrez III                     Director and President                      April  6, 1998
_____________________________               (Principal Executive                        ________________
John D. DesPrez III                         Officer)                                    (Date)



*____________________________               Director                                    April  6, 1998
Peter S. Hutchison                                                                      ________________
                                                                                        (Date)



*____________________________               Director and Chairman                       April  6, 1998
John D. Richardson                          of the Board                                ________________
                                                                                        (Date)



                                            Vice President and                          April  6, 1998
_____________________________               Treasurer (Principal                        ________________
Richard C. Hirtle                           Financial Officer)                          (Date)



*By:     /s/ James D. Gallagher                                                         April  6, 1998
         ______________________                                                         ________________
         James D. Gallagher                                                             (Date)
         Attorney-in-Fact
         Pursuant to Powers
         of Attorney

                                  EXHIBIT INDEX


Exhibit No.                                 Description
-----------                                 -----------
5                                           Opinion and Consent of James D. Gallagher, Esq.

23 (i)                                      Consent of Coopers & Lybrand, L.L.P.

23 (ii)                                     Consent of Ernst & Young, LLP

27                                          Financial Data Schedule